Exhibit 10.8

CONFIDENTIAL INFORMATION REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS INDICATED BY […***…].

SUPPLY AGREEMENT

This SUPPLY AGREEMENT (“Agreement”) is entered into as of September 6, 2007 (“Effective Date”), by and between GENERAL ELECTRIC INTERNATIONAL, INC., a Delaware corporation, through its GE ENERGY BUSINESS, having a principal place of business at 4200 Wildwood Parkway, Atlanta, GA 30339 (“GEE” or “Buyer”), and TPI Iowa, LLC, a Delaware limited liability company, having a principal place of business at 373 Market Street, Warren, RI 02885 (“Seller”).

1.	BUYER PURCHASES

(a) Buyer or any of its “Affiliates” (defined below) may purchase any or all of the wind turbine blades (“Components”) listed in Appendix 2 during the Term of this Agreement at the prices agreed to in this Agreement. “Affiliate” with respect to either Buyer or Seller means any entity, including, without limitation, any individual, corporation, company, partnership, limited liability company or group, that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with either Buyer or Seller, as applicable; provided, however, that a fifty percent (50%) or less owned entity shall not be deemed an Affiliate of Seller. All purchases under this Agreement are subject to issuance of firm purchase orders (“POs” or “Orders”) by Buyer pursuant to GEE’s Standard Terms of Purchase (the “GEE Purchase Terms”), incorporated by reference as Appendix 3, and any agreed updates, changes and modifications to the same. All POs, acceptances and other writings or electronic communications between the parties shall be governed by this Agreement. In case of conflict, the following order of precedence will prevail: a) this Supply Agreement; b) Supply Agreement Attachments; c) individual POs; and d) drawings, specifications and related documents specifically incorporated herein by reference.

(b) (i) Buyer will deliver to Seller the Annual Purchase Forecast for the following calendar year. Within twenty-one (21) days of receipt of the Annual Purchase Forecast, Seller will deliver to Buyer a current […***…] for each Component model included in the Annual Purchase Forecast and Price Schedules as set forth in Appendix 2 for the following calendar year. The delivery of Components in a given calendar year during the Term is subject to Buyer delivering to Seller, on or before October 31 of the prior calendar year, POs for its entire forecasted purchase from Seller of Components for such given calendar year (the “October Orders”). Buyer agrees that, to the extent practicable, delivery dates requested in POs will be dates that create a ratable delivery schedule for the Components over the course of a year measured on a weekly basis. Subject to Seller being able to meet the established quality, technical, volume and qualification requirements for Components, starting in 2010 Buyer shall order and purchase a minimum number of Components equal to at least 50% of the Planned Capacity level in each remaining year of the Term.

(ii) In addition to the October Orders, Seller shall accept Orders that increase the Production Facility’s utilization up to the Planned Capacity level, provided that delivery schedules in such cases shall be set by Seller so that (A) in circumstances in which utilization is increased up to the next 25% level, Seller shall have up to seventy-five (75) days to increase the line rate to the required utilization level, and (B) in circumstances in which utilization is increased beyond the next 25% level, Seller shall have up to one hundred five (105) days to increase the line rate to the required utilization level. For purposes of this Agreement, line rate shall be measured by reference to the average output of completed Components over a period of five (5) production days.

(iii) With respect to any given calendar year after October Orders have been accepted for such year, if Buyer’s additional Orders increase the utilization of the Production Facility to the second 25% increment, then for 9 months following the end of the permitted ramp-up period, Buyer shall be obligated to purchase from Seller enough Components to provide for utilization at such higher level.

(iv) With respect to any given calendar year after October Orders have been accepted for such year, if Buyer’s additional Orders increase the utilization of the Production Facility beyond the next 25% increment, then for 12 months following the end of the permitted ramp-up period (any such 9 or 12 month period herein referred to as a “Volume Guarantee Period”), Buyer shall be obligated to purchase from Seller enough Components to provide for utilization at such higher level.

(v) Provided that a Volume Guarantee Period is not in effect, once in any calendar year Buyer may reduce the quantity of Components purchased under the October Orders or otherwise under this Section 1(b) to the next lower 25% increment of utilization of Planned Capacity; Seller shall have up to ninety (90) days after written notification of such decrease from Buyer to reduce the line rate to the new required level. Buyer may not reduce the quantity of Components purchased under the October Orders or otherwise under this Section 1(b) to a level lower than the next lower 25% increment.

(c) The purchase commitment for the Term of the Agreement is further dependent on the Seller’s continuing ability to meet the agreed to delivery, quality, technical and qualification requirements. Starting 14 days after the Seller’s confirmed delivery date, Buyer may reduce the purchase commitment without liability to Buyer upon schedule slip for: (i) qualification or (ii) from any shipment/delivery dates on POs.

(d) Seller shall be obligated to sell to Buyer, in accordance with the terms of this Agreement, the volume of Components equal to the October Orders applicable to such year. No later than the time Buyer places the Octobers Orders in any given year, Buyer shall either have:

(i) provided Seller with the Tooling (as defined below) required to build the Components set forth in such October Orders, or

(ii) placed orders with Seller for the Tooling, with adequate lead time to build the Components set forth in such October Orders. Any Tooling provided by Buyer to Seller pursuant to this Section 1.must be capable of producing Components that meet the established quality, technical, volume and qualification requirements for Components. Notwithstanding any provision of this Agreement or the GEE Purchase Terms, in calendar year 2008, Buyer shall purchase from Seller, and Seller shall be obligated to sell to Buyer, [...***...] wind turbine blades [...***...], all in accordance with the pricing provisions of this Agreement and subject to delivery dates to be mutually agreed upon by Buyer and Seller. Notwithstanding any provision of this Agreement or the GEE Purchase Terms, in calendar year 2009, Buyer shall purchase from Seller, and Seller shall be obligated to sell to Buyer, a minimum of [...***...] sets of wind turbine blades [...***...] specified in Buyer’s drawing [...***...] , all in accordance with the pricing provisions of this Agreement and subject to delivery dates to be mutually agreed upon by Buyer and Seller.

(e) Seller covenants and agrees to possess and maintain the necessary capacity, machinery, personnel and resources to sell to Buyer at least the volume of Components equal to the Planned Capacity level. During the term of this Agreement, Seller shall not enter into any contracts that materially interfere or disrupt the guaranteed capacity as defined above.

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(f) Buyer shall not have any obligations, or responsibility to make any purchases or payments, as the case may be, pursuant to this Agreement in the event and to the extent Seller is unable, unwilling or incapable of accepting, performing or completing any PO from Buyer for Components, including, without limitation, due to excused or unexcused performance by Seller under any PO issued pursuant to this Agreement, default or other non-compliance by Seller of its obligations under this Agreement. The purchase commitment for the Term of this Agreement shall be reduced in an amount equal to the number of Components that the Seller is unable, unwilling or incapable of accepting, performing or completing.

(g) Except for Buyer’s obligations pursuant to this Section 1, this Agreement does not create any commitment by or obligation upon Buyer to place any minimum percentage or volume of its requirements for Components with Seller. Subject to the other provisions of this Agreement, Buyer may terminate this Agreement prior to the stated term without liability in the event of any breach by Seller of the terms of this Agreement and as otherwise provided pursuant to the terms of this Agreement, including its attachments. In such event, except as set forth in the other provisions of this Agreement, Buyer shall no longer have any liability for the purchase commitment and shall exercise its rights in accordance with the GEE Purchase Terms set forth in Appendix 3.

2.	PRICES AND PAYMENT

(a) Pricing shall be as stated in Appendix 2, Price Schedules, and shall remain firm for the term of such Price Schedules. No extra charges of any kind will be allowed unless specifically agreed to in writing by Buyer. Unless otherwise stated on the face of the Purchase Order, payment terms [...***...] from the Payment Start Date (defined below). The Payment Start Date is the later of the required date identified on the Purchase Order, the received date of the goods or services in Buyer’s receiving system, or the date of receipt of valid invoice by Buyer. The received date of the goods in Buyer’s receiving system shall occur as set forth in Section 2 “Prices and Payments” of Appendix 3. All payments due from Buyer and not paid [...***...] the Payment Start Date will accrue interest [...***...]; such interest will be simple interest, calculated for each day elapsed in a given month.

(b) (i) Price Schedules will be issued by Seller […***…] and, except as set forth below, remain firm for such production year until the issuance of the next October Orders by Buyer. The price per Component produced during a calendar year will be stated in the Price Schedules.

(ii) In circumstances in which Section 1(b)(iii) applies, Price Schedules as set forth in Appendix 2 [...***...] at such time that the Seller achieves the required line rate for the new utilization level.

(iii) In circumstances in which Section 1(b)(iv) applies, Price Schedules [...***...] at such time that the Seller achieves the required line rate for the new utilization level.

(iv) In circumstances in which Section 1(b)(v) applies and Seller has been notified in writing of Buyer’s reduction of the volume of components ordered Price Schedules for all Components delivered in such year [...***...] at such time that the Seller reduces production to the required line rate for the new utilization level.

(v) If in placing the October Orders Buyer […***…] in Section 1(b)(i), Price Schedules for all Components delivered in the year corresponding to the October Orders [...***...]

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[...***...]. If Buyer places no Orders for any given year, Buyer shall pay to Seller on a quarterly basis, by the end of each quarter in such calendar year, […***…] assuming that the Components that would have been manufactured in such year would be the same Components that were manufactured in the immediately preceding year.

(c) Seller will invoice Buyer promptly after the delivery of Components to the Storage Facility. Payments will be in U.S. dollars (USD) to an account designated by Seller.

3.	TERM AND TERMINATION

(a) Unless extended or unless terminated under this Section 3, this Agreement will remain in effect until December 31, 2015 (the “Term”).

(b) After [...***...], Buyer may terminate this Agreement at any time without cause by giving [...***...], provided that Buyer shall: (i) pay to Seller in one lump sum the applicable termination for convenience premium set forth in Appendix 4; […***…] any outstanding Advance, after which the Advance shall be deemed to have been paid in full. Seller waives all termination claims not specifically reserved in this Agreement.

(c) Either party may terminate this Agreement if the other party commits a material breach of this Agreement that remains uncured thirty (30) days after written notice detailing such breach is delivered to such breaching party, including, but not limited to, Seller’s failure to timely repay the Advance. In the event Buyer terminates this Agreement due to Seller’s material breach, Buyer may terminate this Agreement, in whole or in part, including any or all POs issued hereunder, without liability consistent with the foregoing and the rights set forth in Section 11 of the GEE Purchase Terms, attached as Appendix 3. Any failure by Seller to deliver Components to the Storage Facility in accordance with the schedule identified at the time a PO is accepted shall not be deemed a material breach of this Agreement until [...***...] after such due date. In the event that Buyer provides notice of a material breach to Seller for late delivery of components, Seller will deliver to Buyer a written plan for the remediation of the material breach, for late delivery (“Late Delivery Remediation Plan”) which will include a date by which Seller plans to fully remediate such material breach (the “Late Delivery Remediation Target Date”). In the case of a failure by Seller to deliver Components to the Storage Facility in accordance with the schedule identified at the time a PO is accepted that continues for

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at least [...***...], such Late Delivery Remediation Target Date shall be no later than [...***...]. Buyer must then accept or reject Seller’s Late Delivery Remediation Plan in writing. If Buyer accepts Seller’s Late Delivery Remediation Plan, Buyer’s right to terminate this Agreement and/or recover damages with respect to the material breach for late delivery will be tolled until the Remediation Target Date; and if actual, full remediation of the material breach for late delivery is achieved, then Buyer’s right to terminate this Agreement and/or recover damages with respect to such material breach shall terminate. If Buyer rejects Seller’s Late Delivery Remediation Plan, the parties must then undertake to resolve the breach and any related conflict pursuant to the conflict resolution procedures of this Agreement, which will toll Buyer’s right to terminate this Agreement and/or recover damages with respect to the material breach until completion of the conflict resolution procedures. If Buyer does not respond to Seller’s Late Delivery Remediation Plan within ten (10) days of its proposal, Buyer will be deemed to have accepted Seller’s Late Delivery Remediation Plan. In the case of a failure by Seller to deliver Components to the Storage Facility in accordance with the schedule identified at the time a PO is accepted that continues for [...***...], if Seller fails to fully remediate its failure to deliver Components by the Late Delivery Remediation Target Date, then [...***...], the Buyer may elect in a writing delivered to Seller to terminate this Agreement.

(d) Upon termination of this Agreement for any reason, each party agrees to return to the other all confidential information belonging to such party or any Affiliate of such party (unless any Affiliate of such party has a separate contractual right to maintain such confidential information belonging to the other party), and Seller agrees to return to Buyer all Buyer-owned tooling, test equipment and other property. Buyer will bear all usual and reasonable costs of the return of such tooling, test equipment and property. Such returned tooling, test equipment and property must be fully functional and undamaged, except for reasonable wear, otherwise Seller shall bear all costs associated with repair or replacement.

(e) Intentionally deleted.

(f) All provisions or obligations contained in this Agreement, which by their nature or effect are required or intended to be observed, kept or performed after termination or expiration of the Agreement will survive and remain binding upon and for the benefit of the parties, their successors (including, without limitation, successors by merger) and permitted assigns including, without limitation, Buyer’s obligation to make any payment of any amounts owed on or prior to the date of termination or expiration and Sections 9 and 16 of the Supply Agreement and Sections 4, 5, 8, 9, 12, 15, 16, 17, 22 and 25 of Appendix 3.

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4.	NOTICES

All notices under this Agreement shall be deemed to have been effectively given when sent by facsimile or mailed via certified mail return receipt requested, properly addressed to the other party at the address below or at such other address as the party has designated in writing.

Buyer	Seller
ATTN: [...***...] GE Energy Wind 300 Garlington Road P.O. Box 648, Room 236 Greenville, SC 29602 [...***...] [...***...]	ATTN: [...***...] VP Finance and Administration TPI Iowa, LLC P.O. Box 367 373 Market Street Warren, RI 02885-0367 [...***...] [...***...]

With a copy to: GE Energy 4200 Wildwood Parkway Atlanta, GA 30339 [...***...] [...***...] [...***...]	With a copy to: Goodwin Procter LLP Exchange Place Boston, MA 02109 […***…] [...***...] [...***...]
and [...***...] [...***...] [...***...]

5.	TOOLING

(a) For the purposes of this Agreement, the term “Seller Provided Tooling” shall mean all of the molds, including the associated plugs and fixtures (collectively the “Molds”), and any other tools or capital equipment identified on Appendix 5 of this Agreement. In consideration for the Seller Provided Tooling, Buyer shall pay Seller an amount equal to [...***...], said sum representing the purchase price for all of the Seller Provided Tooling in progress payments as set forth below within [...***...] of being invoiced by the Seller for such amounts; provided the Seller has completed sufficient progress on such Tooling as determined in Buyer’s reasonable discretion.

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[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...] [...***...] [...***...]	[...***...] [...***...] [...***...]

[...***...]	[...***...]	[...***...] [...***...]	[...***...] [...***...]

[...***...]	[...***...]	[...***...] [...***...] [...***...]	[...***...] [...***...] [...***...]

[...***...]	[...***...]	[...***...] [...***...] [...***...]	[...***...] [...***...] [...***...]

[...***...]	[...***...]	[...***...] [...***...] [...***...] [...***...]	[...***...] [...***...] [...***...] [...***...]

[...***...]	[...***...]	[...***...] [...***...] [...***...]	[...***...] [...***...] [...***...]

Upon completion of each Mold and acceptance by Buyer, Seller warrants that title in such Mold and/or Seller Provided Tooling shall automatically transfer to Buyer free and clear of any of and all liens, claims and encumbrances per the following schedule:

Completion Schedule	Date
[...***...]	[...***...]
[...***...]	[...***...]
[...***...]	[...***...]
[...***...]	[...***...]
[...***...]	[...***...]
[...***...]	[...***...]

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At any time after title transfer to Buyer or complete payment by Buyer to Seller of any piece of Seller Provided Tooling, Seller shall, upon request from Buyer, execute and deliver to Buyer such bills of sale, instruments of conveyance, certificates or other documentation and take such other actions as Buyer may reasonably request in order to confirm and complete transfer ownership of such Seller Provided Tooling from Seller to Buyer.

In addition, Buyer may provide to Seller tooling, tools or capital equipment determined by Buyer and Seller to be suitable for use in the Production Facility and Storage Facility (“Buyer Provided Tooling”). The Buyer Provided Tooling and the Seller Provided Tooling are collectively referred to herein as the “Tooling”. Buyer will pay all shipping, transport costs, duties, value added taxes and any other applicable taxes with respect to relocating all Tooling and installing it at the Production Facility. The Buyer Provided Tooling is and shall be at all times the sole and exclusive property of Buyer.

(b) Upon any of the Tooling reaching the end of its useful life and assuming that such Tooling is still necessary for the production or transportation of the Components, Buyer will repair or replace such Tooling at its sole cost and expense.

(c) Without the prior written consent of Buyer, Seller shall not: (i) substitute any Tooling for Buyer’s POs, (ii) dispose of, change or move the Tooling from its stated location, or (iii) use the Tooling for any purpose other than to satisfy POs placed by Buyer.

(d) Seller shall conspicuously identify and label each piece of Tooling and, whenever practical, each individual item thereof, as the property of Buyer and shall safely store the Tooling separate and apart from Seller’s property to the extent practicable.

(e) Seller shall keep the Tooling in a good and safe working condition at its own cost and expense, in its own custody at its place of business, and at all times shall exercise reasonable care and control in using and maintaining the Tooling so that upon return to Buyer, the Tooling shall be in as good of a working order and in as good of a condition as it was upon delivery, except for reasonable wear and tear consistent with the Tooling’s intended use during its projected useful life, which for Molds, excluding any associated plugs, is 333 sets of wind turbine blades). Buyer may enter the premises of Seller at any reasonable time to conduct a physical inventory of the Tooling.

(f) Seller will inspect the Tooling prior to use and will train and supervise its employees in the proper and safe operation of the Tooling. Further, subject to the GEE Purchase Terms, Seller shall release, defend, hold harmless and indemnify Buyer, its directors, officers, employees, agents representatives, successors and assigns from any and all claims, demands, losses, judgments, damages, costs, expenses or liabilities arising from any negligent act or omission of Seller related to the Tooling while it is in Seller’s care, custody and/or control.

(g) The Tooling, while in Seller’s care, custody and/or control, shall be: (i) held at Seller’s risk and (ii) kept insured by Seller: (x) at Seller’s expense with loss payable to Buyer in an amount equal to the replacement cost and (y) against loss or damage by fire, flood and other common perils by an insurance company acceptable to Buyer. Seller shall deliver proof of such insurance to Buyer within thirty (30) days after all such Tooling has been installed at the Production Facility and Storage Facility.

(h) The Tooling shall be subject to removal at Buyer’s written request (provided, however, that Buyer shall not interfere with Seller’s ability to perform its obligations under any PO by removing any Tooling), in which event Seller shall prepare the Tooling for shipment and shall redeliver such Tooling to Buyer in the same condition as originally received (except for reasonable wear and tear consistent with the Tooling’s intended use during its projected useful life, which for Molds, excluding any associated plugs, is 333 sets of wind turbine blades);

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otherwise, Seller shall bear all costs associated with repair or replacement of the Tooling. Buyer will bear all usual and reasonable costs of the return of the Tooling.

6.	COMPLIANCE AND CHOICE OF LAW

Seller represents and warrants that it will comply with all material laws applicable to this Agreement, and acknowledges that it has received, reviewed and agrees to follow the GE Energy Integrity Guide for Suppliers, Contractors and Consultants set forth in Appendix 6. This Agreement shall be governed by New York law, excluding its conflict of laws rules. All disputes relating to this Agreement that cannot be resolved by negotiation shall be resolved by litigation in the state or federal courts of New York. All rights of the parties are as set forth in this Agreement.

7.	ASSIGNMENT, WAIVER AND SURVIVAL

Buyer may assign this Agreement to any of its Affiliates. Because performance of this PO is specific to Seller, except in connection with a Change of Control, Seller may assign this Agreement only upon Buyer’s prior written consent, which consent will not be unreasonably withheld, delayed or conditioned. No claim or right arising out of a breach of this Agreement shall be discharged in whole or part by waiver or renunciation unless such waiver or renunciation is supported by consideration and is in writing signed by the aggrieved party. No failure by either party to enforce any rights hereunder shall be construed a waiver. All parts of this Agreement relating to liability and its limitations, warranties, indemnities and confidentiality shall survive expiration and termination of this Agreement.

8.	ENTIRE AGREEMENT

This instrument, with such documents expressly incorporated by reference, is intended as a complete, exclusive and final expression of the parties’ agreement with respect to such terms as are included herein. There are no representations, understandings or agreements, written or oral, which are not included herein. This Agreement may be executed in one or more counterparts in facsimile or other written form, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the other party.

9.	ADVANCE

(a) In order for the Seller to meet Buyer’s demand for Components, Seller is required to invest in the Production Facility and the Storage Facility and make other investments in capital equipment and inventory related to the production of the Components. Seller has agreed to provide [...***...] of Seller’s capital to facilitate such investments in a series of transactions with the first installment occurring on or before October 1, 2007. In addition, Buyer has agreed to make [...***...] to facilitate such investments (collectively, the “Advance”); provided that Buyer’s providing such Advance is expressly conditioned on Seller’s compliance with Section 9(h). Buyer will provide Seller with the Advance per the following schedule:

Description	Payment Amount	Payment Date
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]

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Notwithstanding the foregoing, the Advance shall only be payable by GE on the dates set forth above provided that Buyer determines in its reasonable discretion, acting in good faith, that Seller is utilizing the Advance directly and exclusively for [...***...] the Production and Storage Facilities related to the production of the Components. If GE determines otherwise, GE shall be entitled to terminate the Agreement for Seller’s material breach. No interest will accrue on the Advance. The Parties have agreed that the Advance shall be repaid to Buyer in cash via wire transfer per the following schedule:

Description	Amount	Date
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]

Buyer shall approve the Seller’s utilization of the Advance money on a case-by-case basis in writing by approving each individual purchase and expenditure that exceeds [...***...] that is made with the Advance, provided however, that such approval shall not be unreasonably withheld, delayed or conditioned, and provided, further that Buyer’s approval shall be deemed to automatically have been provided to Seller if Buyer fails to respond within fourteen (14) calendar days in writing to Seller’s request for approval. All payments due from Seller pursuant to this Section 9(a) and not paid within seven (7) days after the due date for such payment will accrue interest at the rate of the lesser of one percent (1.0%) per month or the maximum amount allowed by law; such interest will be simple interest, calculated for each day elapsed in a given month. Seller may repay the Advance in full or in part at any time without penalty or premium.

(b) The obligation of Seller to fully repay the Advance as set forth in Section 9(a) shall not be reduced or discharged by any alteration in the relationship between Seller and Buyer, or by any forbearance or indulgence by Buyer towards Seller, whether as to payment, time, performance or otherwise. Seller agrees to make any payment due hereunder or that becomes payable for the Advance without set-off or counterclaim, and without any legal formality such as protest or notice being necessary, and waives all privileges or rights which it may have (other than payment), including any right to require Buyer to claim payment or to exhaust remedies against any other person or entity.

(c) Notwithstanding any other provision of this Agreement, any outstanding balance of any of the Advance shall become immediately due and repayable to Buyer on demand in the event that: (i) Seller is unable to meet its material obligations to third parties other than Buyer as they mature and after the expiration of any cure periods related to any defaults and after giving effect to any applicable waivers, (ii) if any proceeding under the bankruptcy or insolvency laws is brought by or against Seller, and, in the event of any involuntary proceeding, such proceeding shall remain undismissed, unstayed or unbonded for sixty (60) days, (iii) a receiver for Seller is

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appointed or applied for, (iv) an assignment for the benefit of creditors is made by Seller, or (v) Buyer reasonably determines based upon objective, demonstrated evidence that the prospect of Seller’s repayment of the Advance is impaired; provided, however, that: (A) the condition(s) on which Buyer bases its determination remains uncured for thirty (30) days after written notice detailing such condition(s) is delivered to the Seller, and (B) Buyer’s right to repayment on demand under this sub-Section 9(c)(v) shall not apply in any instance in which Buyer’s failure to meet its payment obligations under Section 2(a) or a Force Majeure Event (as defined below) has adversely affected Seller’s manufacturing capabilities of the Components at the Production Facility.

(d) Time is of the essence hereof. Notwithstanding any other provision of this Agreement, any outstanding balance of any of the Advance shall become immediately due and shall be repayable on demand in the event Seller is: (i) in material breach or default of its obligations under this Agreement and fails to remedy such breach of default within thirty (30) days after receipt of written notice from Buyer to cure such default and Buyer terminates the Agreement based on such breach; (ii) in material breach or default under any of the Orders placed under this Agreement and fails to cure such default within the time periods set forth in such Orders and Buyer terminates the Agreement based on such breach; or (iii) Buyer otherwise terminates this Agreement in accordance with its terms. Seller hereby waives presentment, demand for payment, notice of non-payment, protest, notice of protest, notice of dishonor and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting any amount of the Advance and agrees to pay (if permitted by law) all expenses incurred by Buyer in collection of the Advance, including Buyer’s reasonable attorneys’ fees. Section 9(c) shall take precedence over Section 9(d) in the event of any conflict or overlap between such sections.

(e) GE shall be entitled to set-off any amount owing at any time from Seller to Buyer, its subsidiaries or affiliates, under this Agreement or any other agreement or order, including the obligations of Seller hereunder, against any amount payable at any time by Buyer to Seller.

(f) Seller shall be responsible for any sovereign, state, local, sales, use, value added or any other taxes, fees or assessments arising out of or related to the Advance provided by Buyer to Seller. Buyer shall have no obligation to fund or provide Seller with any additional advance monies in excess of or in addition to the Advance. Prepayments or credits granted by Seller to Buyer in payment of Seller’s obligations under this Section 9 shall be made net of any taxes or deductions, it being Seller’s obligation to make such additional payments or granting such additional credits to Buyer so that Buyer receives the same amounts it would have received in the absence of any such tax or deduction.

(g) Seller shall maintain customary records concerning the Advance (the “Advance Payments File”) until repayment in full of all of the Advance. Subject to reasonable notice from Buyer, Seller shall permit Buyer’s representatives to review such Advance Payments File each January during the term of this Agreement or until the repayment in full of the Advance. The Advance Payments File shall include at a minimum: (i) validation of all Advance payments repaid to Buyer; (ii) the total amount of any outstanding Advance not repaid to Buyer; and (iii) utilization of the Advance by Seller. In addition, at Buyer’s sole discretion, Buyer may require a yearly written certification signed by Buyer and Seller personnel confirming the outstanding balance of the Advance.

(h) As security for Seller’s payment of the Advance, payments owed by Seller from time to time and the other Sellers’s obligations arising pursuant to this Section 9 (including, without limitation, Seller’s obligations arising out of failure to grant, maintain or preserve the security interests and their enforceability and priority status as per this subsection and/or to secure the sale of the Components contemplated hereunder, and as a condition precedent for any

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disbursements or other obligations incumbent upon the Buyer, Seller has granted a security interest to Buyer in the assets listed in Appendix 15 hereto (referred to herein as the “Class A Assets” or the “Collateral”) pursuant to the terms of that certain Security Agreement attached hereto as Appendix 12 (the “Security Agreement”).

(i) Until repayment in full of all of the Advance, Seller covenants that it will not sell, transfer or create any first priority lien or encumbrance on, or take any action that materially impairs the value of, any of the Collateral.

(j) In the event that Seller does not timely repay the Advance as set forth herein and Buyer is entitled to exercise its rights under Subsection 9(h) and the Security Agreement, Seller will fully cooperate with any due diligence Buyer undertakes with regard to the Collateral prior to exercising its rights under Subsection 9(h) and the Security Agreement, including providing Buyer with full access to and information about such Collateral.

(k) From the date of the first payment by the Buyer to the Seller of the Advance until the Advance has been fully repaid to Buyer (the “Draw Down Period”), Seller will provide to Buyer within fifteen (15) days after the end of each calendar quarter a report in a format consistent with Appendix 14 (“Seller Asset Statement”) as of the end of such calendar quarter.

(l) During the Draw Down Period, the GE Asset Coverage as such is identified on each Seller Asset Statement shall be greater than zero.

(m) During the Draw Down Period and if at the end of any calendar quarter therein Seller fails to comply with Section 9(l), then Buyer may: (i) terminate the Agreement for Seller’s material breach subject to the provisions of Section 3(c) or (ii) may suspend any Advance not yet paid in accordance with Section 9(a) until Seller is in compliance with Section 9(l), at which time Buyer promptly shall pay to Seller any installments of the Advance due pursuant to Section 9(a) and not received by Seller during such suspension period.

10.	CONSTRUCTION OF PRODUCTION AND STORAGE FACILITIES

(a) Seller will construct and lease the Production Facility and the Storage Facility. [...***...]. The specifications of the Production Facility and the Storage Facility are set forth in Appendix 7 and Appendix 8, respectively. Provided that Seller complies with Sections 1(e) and 10(b), the Storage Facility may be used by Seller for the storage of other goods. If the capacity of the Storage Facility becomes inadequate, Seller will have no obligation to increase such capacity beyond the Storage Facility specifications detailed in Appendix 8 attached hereto.

(b) Seller may expand the Production Facility and the Storage Facility to add products that do not service the wind energy segment without the consent of Buyer and to add products that service the wind energy segment only with Buyer’s prior written consent, in each case provided that the manufacturing and storage capacity originally allocated to Buyer as of the Effective Date remains unchanged and, in the case of products that service the wind energy segment, that the manufacturing area allocated to Buyer’s Orders is physically partitioned via a wall, a separate building or other similar means. Further, in each case, (i) Seller’s overhead cost savings from any such expansion will be shared equally with Buyer through reduced Component pricing starting when such overhead cost savings are actually realized by Seller; and (ii) Buyer and Seller will negotiate in good faith on a case-by-case basis an equitable acceleration of the payment obligations under the Advance in a manner that recognizes the contribution of the expansion to Seller’s business.

(c) After Seller occupies the Production Facility, Seller and Buyer will work together cooperatively to install, activate and test at the Production Facility’s [...***...] (the “Ramp-Up Period”). The Ramp-Up Period is expected to be up to six (6) months per line

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with at times more than one line simultaneously in a Ramp-Up Period. At the end of all Ramp-Up Periods, Seller will notify Buyer in writing that the Full Commercial Operation Date has occurred. The parties understand that Buyer will have only a minimal ability to produce Components during any Ramp-Up Period. Seller agrees to activate the Production Facility and commence the manufacturing Components on at least one (1) production line by no later than June 15, 2008.

(d) This Agreement constitutes a material inducement for Seller to secure financing and construct the Production Facility and the Storage Facility.

11.	STORAGE

Seller will deliver the finished Components to the Storage Facility in, if appropriate, shipping cradles provided by Buyer that are capable of appropriately transporting the Components from the Production Facility to the Storage Facility. If required, shipping cradles will be delivered by Buyer to the Production Facility or Storage Facility at the instruction of Seller and stored at either the Production Facility or the Storage Facility at Seller’s discretion. If required, storage cradles will be provided and maintained by Seller. Seller will be responsible for the proper care and regular maintenance of the shipping and storage cradles and, subject to payment as discussed herein, for all loading and unloading of trailers at the Storage Facility. Buyer will be responsible for obtaining all export and import licenses, permits and approvals as may be required for transport to the country of destination. All damages or losses at the Storage Facility will be born by Seller, and Seller will be responsible for insuring against the risk of loss or damage at the Storage Facility. Buyer will be responsible for the delivery of the Components to the wind farm sites of its customers. Seller shall be responsible for the loading of Components onto trailers for transport to the wind farm sites of Buyer’s customers.

12.	NEW COMPONENT SPECIFICATIONS

(a) If Buyer proposes a new blade model, Seller will notify Buyer of any new product specific tools and modifications to the Production Facility and/or the Storage Facility that will be required for the production of the new model. It will be the responsibility of Buyer to provide and deliver such product specific tools to Seller at Buyer’s sole cost. Seller will quote a price for such new blade model and establish [...***...] and Baseline Price Schedule for such model. [...***...].

(b) Notwithstanding the foregoing, if the Production Facility or Storage Facility must be expanded or retooled due to the introduction of new blade models, then the parties [...***...].

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13.	LIQUIDATED DAMAGES

(a) With respect to Components ordered after the Full Commercial Operation Date and [...***...] after the Seller’s confirmed delivery date (it being understood that such [...***...]), Seller agrees to pay to Buyer as liquidated damages an amount as set forth below for the period of time that delivery of the Component is late:

Number of Days Late:	Amount of Liquidated Damages:
[...***...] or less:	[...***...]
[...***...]	[...***...]
[...***...] late:	[...***...]

Provided, however, that such liquidated damages will not exceed the [...***...].

(b) In addition to the liquidated damages set forth above, Seller agrees to pay to Buyer the costs actually incurred by Buyer in transportation over and above normal transportation costs, up to a maximum [...***...], during the period of time starting [...***...] after the Seller’s confirmed delivery date (it being understood that such [...***...] period shall be treated as a grace period) through the earlier of the actual delivery date of a Component or the termination or expiration of this Agreement.

(c) In the event that Seller and Buyer mutually agree in writing that Components installed on wind turbines that are operational may fail due to potential material or workmanship problems and provided that any such Component is then covered by the Seller’s warranty, then Seller agrees to inspect such Components for such potential problems on a schedule determined by Seller (such scheduled shutdown herein referred to as a “Planned Shutdown Event”). In the event of a Planned Shutdown Event, as liquidated damages for such wind turbine downtime, Seller shall pay to Buyer [...***...] while the wind turbine is shut down up to a maximum of [...***...]. In addition to such liquidated damages and in the event of a Planned Shutdown Event, Seller will be responsible for [...***...] with cranes that are required for the inspection of Components or that are required to repair or replace any Component due to defects in materials or workmanship then under the Seller’s warranty. In the event that a wind turbine stops working or must be shut down due to a wind turbine blade failure that is solely and directly Seller’s fault (herein referred to as a “Catastrophic Shutdown Event”) and if the Component(s) at issue are then under the Seller’s warranty, in addition to any other warranty obligation of the Seller, Seller shall pay to Buyer [...***...] while the wind turbine is shut down up to a maximum of [...***...] as liquidated damages for such wind turbine downtime. In addition to such liquidated damages and in the event of a Catastrophic Shutdown Event, Seller will be responsible for [...***...] with cranes that are required to repair or replace any Component due to defects in materials or workmanship then under the Seller’s warranty.

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14.	CHANGE OF CONTROL

(a) Except with respect to Competitors of Buyer, Seller may assign this Agreement without the written consent of Buyer to a corporation or other business entity in a Change of Control. In connection with a Change of Control, Seller may not assign this Agreement to any Competitor of Buyer without Buyer’s prior written consent. Seller will provide Buyer with written notice of any Change of Control (a “Change of Control Notice”) within seven (7) days of such Change of Control, but in no event later than the closing related to such Change of Control.

(b) Buyer, without liability other than Buyer’s obligations under Section 3(d), may terminate this Agreement (together with all outstanding Orders hereunder) upon giving written notice as stated below:

(i) if Seller fails to provide Buyer with a Change of Control Notice within seven (7) days of such Change of Control, but in no event later than the closing related to such Change of Control;

(ii) within thirty (30) days from its receipt of a Change of Control Notice from Seller if such Change of Control involves an Acquirer who is a Competitor of Buyer; [...***...] or

(iii) if Seller, an Acquirer or any of their successors or assigns becomes, directly or indirectly, a Competitor of Buyer [...***...] by providing written notice of its intention to terminate this Agreement (together with all outstanding Orders hereunder) within sixty (60) days of: (A) Seller notifying Buyer in writing that it, an Acquirer or any of their successors or assigns has become or a Competitor of Buyer or (B) Buyer’s actual knowledge that Seller, an Acquirer or any of their successors or assigns has become a Competitor of Buyer. In no event will Seller, an Acquirer or any of their successors or assigns be entitled to any termination costs in the event that Buyer exercises its termination rights under this Section.

15.	FORCE MAJEURE

(a) For the purposes of this Agreement, a “Force Majeure Event” means any circumstances that are beyond the control of either party and are without the fault or negligence of either party, including but not limited to the following circumstances:

(i) War (whether declared or not), armed conflict or the serious threat of same (including but not limited to hostile attack, blockade, military embargo), hostilities, invasion, act of a foreign enemy, extensive military mobilization;

(ii) Civil war, riot, rebellion and revolution, military or usurped power, insurrection, civil commotion or disorder, mob violence, act of civil disobedience;

(iii) Act of terrorism; sabotage or piracy;

(iv) Act of authority whether lawful or unlawful, compliance with any law or governmental order, rule, regulation or direction, curfew restriction, expropriation, compulsory acquisition, seizure of works, requisition, nationalisation;

(v) Act of God, plague, epidemic, natural disaster such as but not limited to violent storm, cyclone, typhoon, hurricane, tornado, earthquake, volcanic activity, landslide, tidal wave, tsunami, flood, damage or destruction by lightning; or

(vi) Explosion, fire, destruction of machines, equipment, factories and of any kind of installation.

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(b) Neither party shall be in breach of this Agreement or otherwise be responsible for any delay or other failure in performing its obligations hereunder if such breach, delay or other failure is directly caused by a Force Majeure Event.

(c) A party seeking relief under this Section shall provide written notice to the other party within seventy-two (72) hours after obtaining knowledge of the commencement of the Force Majeure Event. Notice shall also promptly be given when such event ceases. Any date of delivery or time for performance shall be extended by a period of time reasonably necessary to overcome the Force Majeure Event and its consequence, including time for the resumption of the work. Each party shall make its reasonable efforts to minimize the consequences of the Force Majeure Event.

(d) Notwithstanding the foregoing, in the event that Seller’s performance under this Agreement is delayed [...***...] from the date Seller notifies Buyer of the Force Majeure Event, Buyer’s purchase commitment set forth in Section 1 shall be reduced in an amount equal to the number of Components that Seller is not able to deliver due to the Force Majeure Event (“Undelivered Blades”), and Buyer may procure the Undelivered Blades from other suppliers. The parties understand and agree that as soon as Seller is able to resume production of the Components within standard lead times, then Buyer shall resume purchases of the Components from Seller under this Agreement in accordance with the purchase commitment in Section 1 less the number of Undelivered Blades that Seller was unable to deliver as set forth above.

(e) In no event shall either party be entitled to any price adjustment, compensation or other financial relief under this Agreement as a result of any Force Majeure Event.

16.	COSTS AND ATTORNEYS’ FEES

Other than as provided in this Agreement, each of the parties will bear its own costs related to the business relationship contemplated herein, including the fees and expenses of its advisors, attorneys and accountants. The prevailing party in any legal action brought by one party against the other arising out of this Agreement will be entitled, in addition to any other rights it may have, to reimbursement of its reasonable costs and expenses associated with such legal action, including court costs, arbitration costs and reasonable attorneys’ fees.

17.	OTHER BUSINESS RELATIONSHIPS

The parties acknowledge that each party has on-going business relationships in the materials and energy marketplaces to market and license their currently available service and product offerings. Except as set forth in Sections 1(e) and 10(b), nothing contained in this Agreement will limit the ability of either party to engage in any current or future business activities or to create business and customer relationships with other parties relating to business opportunities similar to those contemplated hereunder, including, without limitation, Seller manufacturing Components in the Production Facility or storing Components in the Storage Facility for any other purchaser of Components; provided, however, that, except as required for the efficient performance of this Agreement, neither party shall use the other party’s Confidential Information (as defined in the GEE Purchase Terms) or make or permit copies to be made of such Confidential Information without the Disclosing Party’s (as defined in the GEE Purchase Terms) prior written consent.

18.	PATENT LICENSE

The parties hereby acknowledge the existence of that certain patent license (the “Patent License”) granted by TPI China, LLC to Buyer with respect to certain “Licensed Patents”, as reflected in Section 18 of that certain agreement between Buyer and Seller’s affiliate, TPI China, LLC, dated January 1, 2007. For the avoidance of doubt, Seller hereby agrees, represents and

16

warrants that the Patent License was properly granted by its affiliate, TPI China, LLC, as a wholly-owned subsidiary of the mutual parent entity of Seller and its affiliate, LCSI Holding, Inc and that such grant was properly authorized by Seller’s parent entity

. and

The Patent License is perpetual and shall survive termination and/or expiration of any and all agreements between Buyer and Seller, any of Seller’s affiliates and/or Seller’s parent entity, regardless of the reason for any such termination and/or expiration, including but not limited to material breach of any such agreement by Buyer.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective authorized representatives as of the Effective Date first set forth above.

GENERAL ELECTRIC INTERNATIONAL, INC. THROUGH ITS GE ENERGY BUSINESS	TPI IOWA, LLC

Signed:	Signed:
Print Name:	Print Name:
Title:	Title:

Date:	Date:

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ATTACHMENTS

Appendix 1: Definitions

Appendix 2: Description and Price Schedule

Appendix 3: GEE Purchase Terms

Appendix 4: Premium Payable by Buyer upon Termination for Convenience

Appendix 5: Tooling

Appendix 6: GE Energy Integrity Guide for Suppliers, Contractors and Consultants

Appendix 7: Production Facility Specifications

Appendix 8: Storage Facility Specifications

Appendix 9: Form of [...***...]

Appendix 10: [Intentionally Omitted]

Appendix 11: Quality Plan

Appendix 12: [Intentionally Omitted]

Appendix 13: Master Security Agreement

Appendix 14: GE Asset Coverage

Appendix 15: Class A Assets

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APPENDIX 1

DEFINITIONS

Many of the capitalized words and phrases used in this Agreement are defined below. Some defined terms used in this Agreement are applicable to only a particular section of this Agreement or an appendix and are not listed below, but are defined in the section or appendix in which they are used.

“Annual Purchase Forecast” means a forecast provided by Buyer of blades to be purchased from Seller for the next calendar year that includes details concerning the types or sizes of blades, their quantities, requested delivery dates and any additional information reasonably requested by Seller.

[...***...].

“Change of Control” means the execution of a purchase agreement, merger agreement or other similar agreement with a third party with respect to: (a) a merger, consolidation, business combination or similar transaction relating to Seller or any of its Affiliates that directly or indirectly include the Seller (each a “Designated Seller Affiliate”) to any person or entity other than a Designated Seller Affiliate (an “Acquirer”); (b) the sale of [...***...] or more of the voting or capital stock of Seller or any Designated Seller Affiliate to an Acquirer; (c) the sale or transfer of all or any substantial portion of the assets relating to the business of the manufacture of wind turbine blades of Seller or any Designated Seller Affiliate to an Acquirer; or (d) any liquidation or similar extraordinary transaction with respect to Seller or any Designated Seller Affiliate, provided in each case that a Change of Control shall not include: (i) any public offering; or (ii) an internal restructuring of the Seller or a Designated Seller Affiliate in the ordinary course of its business.

“Competitor of Buyer” means, any person or entity [...***...].

“Full Commercial Operation Date” means the date on which Seller confirms in writing to Buyer that the Production Facility is fully operational and prepared to commence production of the blades at the Planned Capacity.

[...***...].

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“Planned Capacity” means operation of the Production Facility at the following utilization level: [...***...] production lines operating at [...***...] of full-capacity twenty-four (24) hours per day (i.e., three (3) shifts), five (5) days per week and fifty (50) weeks per year, prorated for 2008 and 2009 if the 2008 or 2009 production year does not include a full twelve (12) months following the Full Commercial Operation Date.

“Production Facility” means the factory located in or around Newton, Iowa , or such other location in Iowa as Seller may determine, that will be constructed and leased by Seller (such lease to terminate on December 31, 2015) for the purpose of producing the blades. The specifications of the Production Facility are set forth in Appendix 7.

“Storage Facility” means a fenced land site located in Iowa contiguous with the Production Facility that will be constructed and leased by Seller for the purpose of storing the blades on a non-exclusive basis prior to transport of the blades by Buyer to locations determined by Buyer and its customers. The specifications of the Storage Facility are set forth in Appendix 8.

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APPENDIX 2

DESCRIPTION AND PRICE SCHEDULE

Components:

The wind turbine blade specified in Buyer’s [...***...] and described in the specifications previously delivered to the Seller and the wind turbine blade specified in Buyer’s [...***...] and described in the specifications previously delivered to the Seller, which specifications may be changed by Buyer from time to time, and such other goods and pricing as the parties may agree, which will be evidenced by the issuance of a PO for such goods and at the stated PO price by Buyer.

“Price Schedules” means the price schedules, prior to the application of any sales, use, transfer value-added or similar taxes, for each Component to be delivered in the following calendar year at the [...***...] of Planned Capacity level.

For 2008, the price for the wind turbine blade specified in Buyer’s drawing number [...***...]. For 2008, the price for the wind turbine blade specified in Buyer’s drawing number [...***...].

For 2009, the price for the wind turbine blade specified in Buyer’s drawing number [...***...]. For 2009, the price for the wind turbine blade specified in Buyer’s [...***...] and subject to revision as described below. The Price Schedule at prices established for any Component the specifications of which have been agreed upon by the parties (which, at a minimum, will include the wind turbine blade specified in Buyer’s [...***...] and the wind turbine blade specified in Buyer’s [...***...] ) will become the “Baseline Price Schedule” for such blade model, [...***...].

The initial Price Schedules for the wind turbine blade specified in Buyer’s drawing number [...***...] and for the wind turbine blade specified in Buyer’s drawing number [...***...] in each case at the [...***...] Planned Capacity level, beginning in 2010, shall be [...***...].

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[...***...].

[...***...].

Beginning in October 2009, Baseline Price Schedules will be reset annually for the following production year by [...***...]. An initial Baseline Price Schedule will be established at the time each new blade design and related specifications are approved and priced by Seller, [...***...].

[...***...].

[...***...].

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[...***...].

3

APPENDIX 3

GEE PURCHASE TERMS

STANDARD TERMS OF PURCHASE

1. ACCEPTANCE OF TERMS.

Seller agrees to be bound by and to comply with all terms set forth herein and in the purchase order, to which these terms are attached and are expressly incorporated by reference (collectively, the “Order”), including any amendments, supplements, specifications and other documents referred to in this Order. Acknowledgement of this Order, including without limitation, by beginning performance of the work called for by this Order, shall be deemed acceptance of this Order. The terms set forth in this Order take precedence over any alternative terms in any other document connected with this transaction unless such alternative terms are: i) part of a written supply agreement (“Supply Agreement”), which has been negotiated between the parties and which the parties have expressly agreed may override these terms in the event of a conflict and/or ii) set forth on the face of the Order to which these terms are attached. In the event these terms are part of a written Supply Agreement between the parties, the term “Order” used herein shall mean any purchase order issued under the Supply Agreement. This Order does not constitute an acceptance by Buyer of any offer to sell, any quotation, or any proposal. Reference in this Order to any such offer to sell, quotation or proposal shall in no way constitute a modification of any of the terms of this Order. ANY ATTEMPTED ACKNOWLEDGMENT OF THIS ORDER CONTAINING TERMS INCONSISTENT WITH OR IN ADDITION TO THE TERMS OF THIS ORDER IS NOT BINDING UNLESS SPECIFICALLY ACCEPTED BY BUYER IN WRITING.

2. PRICES AND PAYMENTS.

Subject to the provisions of the Supply Agreement, all prices are firm and shall not be subject to change. Seller’s price includes all payroll and/or occupational taxes, any value added tax that is not recoverable by Buyer and any other taxes, fees and/or duties applicable to the goods and/or services purchased under this Order; provided, however, that any state and local sales, use, excise and/or privilege taxes, if applicable, will not be included in Seller’s price but will be separately identified on Seller’s invoice. If Seller is obligated by law to charge any value added and/or similar tax to Buyer, Seller shall ensure that if such value-added and/or similar tax is applicable, that it is invoiced to Buyer in accordance with applicable rules so as to allow Buyer to reclaim such value-added and/or similar tax from the appropriate government authority. Neither party is responsible for taxes on the other party’s income or the income of the other party’s personnel or subcontractors. If Buyer is required by government regulation to withhold taxes for which Seller is responsible, Buyer will deduct such withholding tax from payment to Seller and provide to Seller a valid tax receipt in Seller’s name. If Seller is exempt from such withholding taxes as a result of a tax treaty or other regime, Seller shall provide to Buyer a valid tax treaty residency certificate or other tax exemption certificate at a minimum of thirty (30) days prior to payment being due. Payment terms are [...***...] from the Payment Start Date. The received date of the goods and/or services in Buyer’s receiving system will occur: a) in the case of goods/materials shipped directly to a customer of Buyer (“Material Shipped Direct” or “MSD”), including balance of plant and goods sent to a non-Buyer/non-customer facility in accordance with this Order to be incorporated into MSD, within 48 hours of Buyer

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being presented with a valid bill of lading confirming that the goods have been shipped from Seller’s facility or in the case of services performed directly for a customer of Buyer, within 48 hours of Buyer’s receipt of written certification of completion of the services; b) in the case where goods are shipped or services are provided directly to or at a non-Buyer/non-customer facility in accordance with this Order, within 48 hours of Buyer receiving notice from such third party that it has received the goods or services; or c) in the case where the goods are shipped directly to Buyer or services are performed directly for Buyer, within 48 hours of Buyer’s receipt of such goods or services. Seller’s invoice shall in all cases bear Buyer’s Order number. Buyer shall be entitled to reject Seller’s invoice if it fails to include Buyer’s Order number or is otherwise inaccurate, and any resulting delay in payment shall be Seller’s responsibility. Seller warrants that it is authorized to receive payment in the currency stated in this Order. No extra charges of any kind will be allowed unless specifically agreed in writing by Buyer. Buyer shall be entitled at any time to set-off any and all amounts owing from Seller to Buyer or a Buyer Affiliate (defined below) on this or any other order. “Affiliate” shall for the purposes of this Order mean, with respect to either party, any entity, including without limitation, any individual, corporation, company, partnership, limited liability company or group, that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such party. Seller warrants the pricing for any goods or services shall not exceed the pricing for the same or comparable goods or services manufactured at the Production Facility and offered by Seller to third parties. Seller shall promptly inform Buyer of any lower pricing levels for same or comparable goods or services and the parties shall promptly make the appropriate price adjustments.

3. DELIVERY AND PASSAGE OF TITLE.

3.1 Time is of the essence of this Order. If Seller fails to deliver the goods or complete the services as scheduled, Buyer may assess such amounts as may be set in the Supply Agreement as liquidated damages for the agreed delay period. The parties agree that such amounts, if assessed, are an exclusive remedy for the agreed delay period, except as expressly provided in Sections 3(c) and 13(b) of the Supply Agreement; are a reasonable pre-estimate of the damages Buyer will suffer as a result of delay based on circumstances existing at the time the Order was issued; and are to be assessed as liquidated damages and not as a penalty. In the absence of agreed to liquidated damages, Buyer shall be entitled to recover damages that it incurs as a result of Seller’s failure to perform as scheduled. Unless expressly stated to the contrary, Buyer’s remedies are cumulative and Buyer shall be entitled to pursue any and all remedies available at law or equity. Further to the foregoing, Seller shall not make material commitments or production arrangements in excess of the amount or in advance of the time necessary to meet Buyer’s delivery schedule. Should Seller enter into such commitments or engage in such production, any resulting exposure shall be for Seller’s account.

3.2 Title for goods ordered by Buyer pursuant to the terms of the Supply Agreement shall pass from Seller to Buyer at the time such goods are placed in the Storage Facility by Seller. Unless otherwise stated on the face of this Order: a) goods shipped from the United States of America (“U.S.”) for delivery to all locations shall be delivered EXW named point with title passing at: i) Seller’s dock for goods shipped directly to the Storage Facility; ii) port of import for goods shipped to Buyer’s non-U.S. facility; and iii) Buyer’s dock for goods shipped to Buyer’s U.S. facility; b) goods shipped from within the European Union (“EU”) for delivery within the EU shall be delivered EXW named point with title passing: i) when the goods leave the territorial land, air or sea space of the EU source country for goods shipped directly to a non-Buyer’s EU facility; and ii) at Buyer’s dock for goods shipped to Buyer’s EU facility; c) goods

2

shipped for delivery within the source country shall be delivered EXW name point with title passing at: i) Seller’s dock for goods shipped directly to the Storage Facility; and ii) Buyer’s dock for goods shipped to Buyer’s facility; d) goods shipped from outside the U.S. for delivery to a different country outside the U.S. (excluding shipments within the EU, which shall be governed by subsection b) above) shall be delivered FCA named point with title passing at: i) the port of export after customs clearance for goods shipped directly to a non-Buyer’s facility; and ii) port of import if shipped to Buyer’s facility; and e) goods shipped from outside the U.S. for delivery within the U.S. shall be delivered FCA named point with title passing at: i) the port of export after customs clearance for goods shipped directly to a non-Buyer’s facility; and ii) Buyer’s dock if shipped to Buyer’s facility. All delivery designations are INCOTERMS 2000. Goods delivered to Buyer in advance of schedule may be returned to Seller at Seller’s expense. Goods ordered by GE Global Sourcing, LLC and shipped to the U.S. from outside the U.S. via ocean transport shall have title pass to GE Global Sourcing, LLC immediately prior such goods entering the territorial land, sea or overlying airspace of the U.S. For this purpose, Buyer and Seller acknowledge that the territorial seas of the U.S. extend to twelve (12) nautical miles from the baseline of the country determined in accordance with the 1982 United Nations Convention of the Law of the Sea. Buyer may specify contract of carriage and named place of delivery in all cases. Failure of Seller to comply with any such Buyer specification shall cause all resulting transportation charges to be for the account of Seller and give rise to any other remedies available at law or equity. NOTE: In all cases, Seller must provide to Buyer, via the packing list and the customs invoice (as applicable), the country of origin and the appropriate export classification codes including, if applicable, the Export Control Classification Number (ECCN) and the Harmonized Tariff Codes of each and every one of the goods supplied pursuant to this Order, including in sufficient detail to satisfy applicable trade preferential or customs agreements, if any.

3.3 If goods will be delivered as MSD or for use as balance of plant by Buyer, each shipment shall include a detailed, complete bill of material/parts list that lists each component of the goods purchased by Buyer. Seller shall also include, in each item shipment, the complete bill of materials/parts list for such item and indicate which components of the bill of materials/parts list are included in the shipment as well as those bill of material/parts list components which are not included in the item shipment. This bill of material/parts list shall be included with the packing list for each shipment. When requested by Buyer, Seller must provide a packing list with values for each item.

3.4 If goods will cross an international border, Seller shall provide a commercial invoice as required for customs clearance. The invoice shall be in English, or destination country specific language, and shall include: contact names and phone numbers of persons at Buyer and Seller who have knowledge of the transaction; Buyer’s order number; Buyer’s order line item; release number (in the case of a blanket order); part number and detailed description of the merchandise; unit purchase price in currency of the transaction; quantity; INCOTERM and named location; and country of origin of the goods. In addition, all goods or services provided by Buyer to Seller for the production of goods not included in the purchase price shall be separately identified on the invoice (i.e., consigned material, tooling, etc.). Each invoice shall also include the applicable Order number or other reference information for any consigned goods and shall identify any discounts or rebates from the base price used in determining the invoice value.

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3.5 If goods will be delivered to a destination country having a trade preferential or customs union agreement (“Trade Agreement”) with Seller’s country, Seller shall cooperate with Buyer to review the eligibility of the goods for any special program for Buyer’s benefit and provide Buyer with any required documentation (e.g., NAFTA Certificate, EUR1 Certificate, GSP Declaration, FAD or other Certificate of Origin) to support the applicable special customs program (e.g., NAFTA, EEA, Lome Convention, GSP, EU-Mexico FTA, EU/Mediterranean partnerships, etc.) to allow duty free or reduced duty for entry of goods into the destination country. Similarly, should any Trade Agreement or special customs program applicable to the scope of this Order exist at any time during the execution of the same and be of benefit to Buyer in Buyer’s judgment, Seller shall cooperate with Buyer’s efforts to realize any such available credits, including counter-trade or offset credit value which may result from this Order and acknowledges that such credits and benefits shall inure solely to Buyer’s benefit. Seller shall indemnify Buyer for any costs, fines, penalties or charges arising from Seller’s inaccurate documentation or untimely cooperation. Seller shall immediately notify Buyer of any known documentation errors.

4. BUYER’S PROPERTY.

Unless otherwise agreed in writing, all tangible and intangible property, including, but not limited to, information or data of any description, tools, materials, drawings, computer software, know-how, documents, trademarks, copyrights, equipment or material furnished to Seller by Buyer or specially paid for by Buyer, and any replacement thereof, or any materials affixed or attached thereto, shall be and remain Buyer’s personal property. Such property and, whenever practical, each individual item thereof, shall be plainly marked or otherwise adequately identified by Seller as Buyer’s property and shall be safely stored separate and apart from Seller’s property. Seller further agrees to comply with any handling and storage requirements provided by Buyer for such property. Seller shall use Buyer’s property only to meet Buyer’s orders, and shall not use it, disclose it to others or reproduce it for any other purpose. Such property, while in Seller’s custody or control, shall be held at Seller’s risk, shall be kept insured by Seller at Seller’s expense in an amount equal to the replacement cost with loss payable to Buyer and shall be subject to removal at Buyer’s written request, in which event Seller shall prepare such property for shipment and redeliver to Buyer in the same condition as originally received by Seller, reasonable wear and tear excepted, all at Buyer’s expense, except for non-Tools, which shall be at Seller’s expense, and in the case of a termination of the Supply Agreement by Buyer for material breach, which also shall be at Seller’s expense. As noted in Section 3.4 above, any consigned material, tooling or technology used in production of the goods shall be identified on the commercial or pro forma invoice used for international shipments. Buyer hereby grants a license to Seller to use any information, drawings, specifications, computer software, know-how and other data furnished or paid for by Buyer hereunder for the sole purpose of performing this Order for Buyer. This license is non-assignable and is terminable with or without cause by Buyer at any time. Subject to the provisions set forth herein, Buyer shall own exclusively all rights in ideas, inventions, works of authorship, strategies, plans and data created in or resulting from Seller’s performance under this Order, including all patent rights, copyrights, moral rights, rights in proprietary information, database rights, trademark rights and other intellectual property rights. All such intellectual property that is protectable by copyright will be considered work(s) made for hire for Buyer (as the phrase “work(s) made for hire” is defined in the United States Copyright Act (17 U.S.C. § 101)) or Seller will give Buyer “first owner” status related to the work(s) under local copyright law where the work(s) was created. If by operation of law any such intellectual property is not owned in its entirety by Buyer automatically upon creation, then Seller agrees to transfer and assign to Buyer, and hereby transfers and assigns to Buyer, the

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entire right, title and interest throughout the world to such intellectual property. Seller further agrees to enter into and execute any documents that may be required to transfer or assign ownership in and to any such intellectual property to Buyer. Notwithstanding the foregoing, Seller’s and its Affiliates’ (i) existing intellectual property (including without limitation TPI Composites, Inc.’s proprietary SCRIMP® technology) and (ii) any intellectual property created or discovered by Seller or its Affiliates outside the scope of this Agreement (including without limitation any improvements to TPI Composites, Inc.’s proprietary SCRIMP® technology developed outside the scope of the Supply Agreement or any Order) shall remain the sole and exclusive property of Seller irrespective of the use of any such intellectual property in Seller’s performance under the Supply Agreement or any Order. In particular, Buyer acknowledges and agrees that (i) during the term of the Supply Agreement and contemporaneous with Seller’s performance under any Order, Seller may develop intellectual property outside the scope of the Supply Agreement or any Order and that Seller is under no obligation, whether pursuant to the Supply Agreement, any Order or otherwise, to use such intellectual property in performing its obligations under any Order, and (ii) Seller may elect to develop outside the scope of the Supply Agreement or any Order any intellectual property contemplated by any Order. For the avoidance of doubt, the above does not apply to any intellectual property created from the use of GE technical information. Should Buyer or Seller desire to use any such intellectual property developed by Seller outside the scope of the Supply Agreement or any Order in performing under the Supply Agreement or any Order, then Seller and Buyer in good faith will use commercially reasonable efforts to negotiate a license from Seller to Buyer for such intellectual property on commercially reasonable terms. Should Seller, without Buyer’s prior written consent and authorization, design or manufacture for sale to any person or entity other than Buyer any goods which reasonably can substitute or repair a Buyer good, Buyer, in any adjudication or otherwise, may require Seller to establish by clear and convincing evidence that neither Seller nor any of its employees, contractors or agents used in whole or in part, directly or indirectly, any of Buyer’s property, as set forth herein, in such design or manufacture of such goods. Further, Buyer shall have the right to audit all pertinent records of Seller, and to make reasonable inspections of Seller facilities, to verify compliance with this section.

5. DRAWINGS.

Any review or approval of drawings by Buyer will be for Seller’s convenience and will not relieve Seller of its responsibility to meet all requirements of this Order.

6. CHANGES.

Buyer may at any time make changes within the general scope of this Order in any one or more of the following: a) drawings, designs or specifications where the goods to be furnished are to be specially manufactured for Buyer; b) method of shipment or packing; c) place and time of delivery; d) amount of Buyer’s furnished property; e) quality; f) quantity; or g) scope or schedule of goods and/or services. If any changes cause an increase or decrease in the cost of, or the time required for the performance of, any work under this Order, an equitable adjustment shall be made in the Order price or delivery schedule, or both, in writing. Any Seller claim for adjustment under this clause will be deemed waived unless asserted within thirty (30) days from Seller’s receipt of the change or suspension notification, and may only include [...***...]. Any change to this Order shall be made by a signed amendment.

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7. PLANT ACCESS/INSPECTION.

In order to access Seller’s work quality, conformance with Buyer’s specifications and compliance with this Order, upon reasonable notice by Buyer, all: i) goods, materials and services related in any way to the goods and services purchased hereunder (including without limitation raw materials, components, intermediate assemblies, work in process, tools and end products) shall be subject to inspection and test by Buyer and its customer or representative at all times and places, including sites where the goods and services are created or performed, whether they be at premises of Seller, Seller’s suppliers or elsewhere; and ii) of Seller’s books and records relating to this Order shall be subject to inspection by Buyer at all times and places with the Seller’s prior written consent, which shall not be unreasonably withheld, and one time per year and except for cases in which the Buyer has routine need for full access of Seller’s books and records relating to this Order; provided, however, that in each case such inspections and audits shall be conducted during normal business hours and shall not unreasonably disrupt the normal operations of Seller. In the event that Seller desires to transfer any work under this Order to another site or make any material modification in its manufacturing process or the procurement of materials related to the goods, it shall first consult with and obtain the prior written consent of Buyer, which consent shall not be unreasonably withheld. Such consent by Buyer shall be subject to qualification of the new site under Buyer’s supplier qualification standards. If any inspection, test, audit or similar oversight activity is made on Seller’s or its suppliers’ premises, Seller shall, without additional charge: (i) provide all reasonable access and assistance for the safety and convenience of the inspectors and (ii) take all necessary precautions and implement appropriate safety procedures for the safety of Buyer’s personnel while they are present on such premises. If Buyer’s personnel require medical attention on such premises, Seller will arrange for appropriate attention. If in Buyer’s opinion the safety of its personnel on such premises may be imperiled by local conditions, Buyer may remove some or all of its personnel from such premises, and Buyer shall have no responsibility for any resulting impact on Seller or its suppliers. If specific Buyer and/or Buyer’s customer tests, inspection and/or witness points are included in this Order, the goods shall not be shipped without an inspector’s release or a written waiver of test/inspection/witness with respect to each such point; however, Buyer shall not be permitted to unreasonably delay shipment; and Seller shall notify Buyer in writing at least twenty (20) days prior to each of Seller’s scheduled final and, if applicable, intermediate test/ inspection/witness points. Buyer’s failure to inspect, accept, reject or detect defects by inspection shall neither relieve Seller from responsibility for such goods or services that are not in accordance with the Order requirements nor impose liabilities on Buyer. Seller shall provide and maintain an inspection, testing and process control system acceptable to Buyer and its customer covering the goods and services to ensure compliance with this Order and shall keep complete records available to Buyer and its customer for three (3) years after completion of this Order. Acceptance of such system by Buyer shall not alter the obligations and liability of Seller under this Order.

8. REJECTION.

If any of the goods and/or services furnished pursuant to this Order are found within a reasonable time after delivery to be defective or otherwise not in conformity with the requirements of this Order, including any applicable drawings and specifications, whether such defect or nonconformity relates to scope provided by Seller or a direct or indirect supplier to Seller, then Buyer, in addition to any other rights, remedies and choices it may have by law, contract or at equity, and in addition to seeking recovery of any and all damages and costs emanating therefrom, in each case subject to Section 12.2, in the following order of precedence may:

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a) require Seller to immediately re-perform any defective portion of the services and/or require Seller to immediately repair or replace non-conforming goods with goods that conform to all requirements of this Order; b) take such actions as may be required to cure all defects and/or bring the goods and/or services into conformity with all requirements of this Order, in which event, all related costs and expenses (including, but not limited to, material, labor and handling and any required re-performance of value added machining or other service) and other reasonable charges shall be for Seller’s account; c) withhold total or partial payment; d) reject and return all or any portion of such goods and/or services; and/or e) rescind this Order without liability. For any repairs or replacements, Seller, at its sole cost and expense, shall perform any tests requested by Buyer to verify conformance to this Order.

9. WARRANTIES.

Seller warrants that all goods and services provided pursuant to this Order, whether provided by Seller or a direct or indirect supplier of Seller, will be free of any claims of any nature, including without limitation title claims, and will cause any lien or encumbrance asserted to be discharged, at its sole cost and expense, within thirty (30) days of its assertion (provided such liens do not arise out of Buyer’s failure to pay amounts not in dispute under this Order or an act or omission of Buyer). Seller warrants and represents that all such goods and services will be new and of merchantable quality, not used, rebuilt or made of refurbished material unless approved in writing by Buyer, free from all defects in workmanship and material. Such goods and services will be provided in strict accordance with all specifications, samples, drawings, designs, descriptions or other requirements approved or adopted by Buyer. Any attempt by Seller to limit, disclaim or restrict any such warranties or remedies by acknowledgment or otherwise shall be null, void and ineffective. The foregoing warranties shall, in the case of turbine plant related goods and services, apply for a period of: (i) twenty-four (24) months from the Date of Commercial Operation (defined below) of the turbine plant, which Buyer supplies to its customer or (ii) [...***...], whichever occurs first. “Date of Commercial Operation “ means the date on which the plant has successfully passed all performance and operational tests required by Buyer’s customer for commercial operation. In all other cases the warranty shall apply for twenty-four (24) months from delivery of the goods or performance of the services, or such longer period of time as customarily provided by Seller, plus delays such as those due to non-conforming goods and services. The warranty shall run to Buyer, its successors, assigns and the users of goods and services covered by this Order. If any of the goods and/or services are found to be defective or otherwise not in conformity with the warranties in this Section during the warranty period, then, Buyer, in addition to any other rights, remedies and choices it may have by law, contract or at equity, and in addition to seeking recovery of any and all damages and costs emanating therefrom, at Seller’s expense in each case subject to Section 12.2, in the following order of precedence may: a) require Seller or Seller’s subcontractors to inspect, remove, reinstall, ship and repair or replace/re-perform nonconforming goods and/or services with goods and/or services that conform to all requirements of this Order; and/or b) take such actions as may be required to cure all defects and/or bring the goods and/or services into conformity with all requirements of this Order, in which event all related costs and expenses (including, but not limited to, material, labor and handling and any required re-performance of value added machining or other service) and other reasonable charges shall be for Seller’s account. Any repaired or replaced part or re-performed services shall carry warranties on the same terms as set forth above, with the warranty period being the later of the original unexpired warranty or twenty-four (24) months after repair or replacement.

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10. SUSPENSION.

Buyer may at any time, by written notice to Seller, suspend performance of the work for such time as it deems appropriate. Upon receiving notice of suspension, Seller shall promptly suspend work to the extent specified, properly caring for and protecting all work in progress and materials, supplies and equipment Seller has on hand for performance. Upon Buyer’s request, Seller shall promptly deliver to Buyer copies of outstanding purchase orders and subcontracts for materials, equipment and/or services for the work, and shall take such action relative to such purchase orders and subcontracts as Buyer may reasonably direct. Buyer may at any time withdraw the suspension as to all or part of the suspended work by written notice specifying the effective date and scope of withdrawal. Seller shall resume diligent performance on the specified effective date of withdrawal. All Seller’s claims for increase or decrease in the reasonable costs [...***...] directly associated with or the time required for the performance of any work caused by suspension shall be pursued pursuant to, and consistent with, Section 6 “Changes”.

11. TERMINATION.

11.1 Termination for Convenience. Subject to the provisions of the Supply Agreement, including Section 1(b) of the Supply Agreement, Buyer may terminate all or any part of this Order at any time by written notice to Seller. Upon termination (other than due to Seller’s insolvency evidenced against it in a proceeding or default including failure to comply with this Order), Buyer and Seller shall negotiate reasonable Order termination costs and [...***...] directly associated with such Order termination to be paid by Buyer consistent with costs and [...***...] allowable under Section 6 and identified by Seller within thirty (30) days of Buyer’s termination notice to Seller, unless the parties have agreed to a termination schedule in writing.

11.2 Termination for Default. Except for delay due to causes beyond the control and without the fault or negligence of Seller and all of its suppliers (lasting not more than 30 days), Buyer, without liability, may by written notice of default, terminate the whole or any part of this Order if Seller: a) fails to perform within the time specified or any written extension granted by Buyer; b) fails to make progress which, in Buyer’s reasonable judgment, endangers performance of this Order in accordance with its terms; or c) fails to comply with any of the terms of this Order. Such Order termination shall become effective if Seller does not cure such failure within ten (10) days of receiving notice of default. Upon termination, Buyer may procure at Seller’s expense and upon terms it deems appropriate, goods or services similar to those so terminated. Seller shall continue performance of this Order to the extent not terminated and shall be liable to Buyer for any excess costs for such similar goods or services. As an alternate remedy and in lieu of termination of this Order for default, Buyer, at its sole discretion, may elect to extend the delivery schedule and/or waive other deficiencies in Seller’s performance, making Seller liable for any costs, expenses or damages arising from any failure of Seller’s performance. If Seller for any reason anticipates difficulty in complying with the required delivery date, or in meeting any of the other requirements of this Order, Seller shall promptly notify Buyer in writing. If Seller does not comply with Buyer’s delivery schedule, Buyer, to the extent permitted under the Supply Agreement, may require delivery by fastest method and charges resulting from the premium transportation must be fully prepaid by Seller. Buyer’s rights and remedies in this clause are in addition to any other rights and remedies provided by law or under this Order.

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11.3 Termination for Insolvency/Prolonged Delay. If Seller ceases to conduct its operations in the normal course of business or if any proceeding under the bankruptcy or insolvency laws is brought against Seller, a receiver for Seller is appointed or applied for, an assignment for the benefit of creditors is made or an excused delay (or the aggregate time of multiple excused delays) lasts more than 60 days, Buyer may immediately terminate this Order without liability, except for goods or services completed, delivered and accepted within a reasonable period after termination (which will be paid for at the Order price).

11.4 Obligations on Termination. Upon expiration or after receipt of a notice of termination for any reason, Seller shall immediately: (1) stop work as directed in the notice; (2) place no further subcontracts or purchase orders for materials, services or facilities hereunder, except as necessary to complete the continued portion of this Order; and (3) terminate all subcontracts to the extent they relate to work terminated. After termination, Seller shall deliver to Buyer all completed work and work in process, including all designs, drawings, specifications, other documentation and material required or produced in connection with such work and all of Buyer’s Confidential Information as set forth in Section 16.

12. INDEMNITY AND INSURANCE.

12.1 Indemnity. Subject to Section 12.2 below, Seller shall defend, indemnify, release and hold harmless Buyer, its Affiliates and, its or their directors, officers, employees, agents representatives, successors and assigns, whether acting in the course of their employment or otherwise, against any and all suits, actions, or proceedings, at law or in equity, and from any and all claims, demands, losses, judgments, fines, penalties, damages, costs, expenses, or liabilities (including without limitation claims for personal injury or property or environmental damage, claims or damages payable to customers of Buyer, and breaches of Sections 15 and/or 16 below) arising from any act or omission of Seller, its agents, employees, or subcontractors, except to the extent attributable to the [...***...]. Seller further agrees to indemnify Buyer for any reasonable attorneys’ fees or other costs that Buyer incurs in the event that Buyer has to file a lawsuit to enforce any indemnity or additional insured provision of this Order.

12.2 Limitation of Liability. Except as expressly provided elsewhere in the Supply Agreement, including all of its Appendices, in no circumstances whatsoever shall either party be liable (whether in negligence, contract, tort, or pursuant to a warranty or any statutory obligation) to the other party or any third party for any lost profits or special, incidental, exemplary, consequential or punitive damages, even if such party has been advised of the possibility of such damages. Furthermore, notwithstanding any provision in the Supply Agreement, these GEE Purchase Terms or any related agreements or Orders, the maximum, aggregate liability of either party to the other party in any circumstance whatsoever (excluding [...***...] these GEE Purchase Terms and any related agreements and Orders, and for any and all other rights, remedies and choices either party may have by law (whether in negligence, contract, tort, or pursuant to any statutory obligation) or at equity during any calendar year of the Supply Agreement (each a “Calendar Year”) shall not exceed [...***...]; provided, however, that in the event that any claim occurs during the 2007 or 2008 Calendar Year, then the maximum liability of either party to the other party in any

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circumstance whatsoever (excluding [...***...], these GEE Purchase Terms and any related agreements or Orders, and for any and all other rights, remedies and choices either party may have by law (whether in negligence, contract, tort, or pursuant to any statutory obligation) or at equity shall not exceed [...***...] in each Calendar Year. For purposes of clarity, any reference made to “related agreements” in this Section 12.2 does not include any agreements between Buyer and any Affiliate of Seller.

12.3 Insurance.

(a) Seller shall maintain the following insurance: (i) Comprehensive General Liability in the minimum amount of $3,000,000 combined single limit per occurrence with coverage for bodily injury/property damage, including coverage for contractual liability insuring the liabilities assumed in this Order, products liability, contractors protective liability, where applicable, collapse or structural injury and/or damage to underground utilities, where applicable, and coverage for damage to property in Seller’s care, custody and control; (ii) Business Automobile Liability Insurance covering Comprehensive Automobile Liability covering bodily injury/property damage and all owned, hired and non-owned automotive equipment used in the performance of the Order in the amount of $2,000,000 combined single limit each occurrence; (ii) Employers’ Liability in the amount of $1,000,000 each occurrence; (iv) Property Insurance covering the full value of all goods and services owned, rented or leased by Seller in connection with this Order; and (v) appropriate Workers’ Compensation Insurance protecting Seller from all claims under any applicable Workers’ Compensation and Occupational Disease Act. Coverage similar to Workers’ Compensation and Employers’ Liability shall be obtained for each local employee outside the United States where work in connection with this Order is performed. Buyer shall be named as additional insured under Seller’s Comprehensive General Liability policy for any and all purposes arising out of or connected to this Order. Upon request, Seller shall furnish Buyer an endorsement showing that Buyer has been named an additional insured and a certificate of insurance completed by its insurance carrier(s) certifying that insurance coverages are in effect and will not be canceled or materially changed except ten (10) days after Buyer’s written approval. Seller hereby waives subrogation. All insurance specified in this section shall contain a waiver of subrogation in favor of Buyer, its Affiliates and their respective employees for all losses and damages covered by the insurances required in this section, including coverage for damage to Buyer’s property in Seller’s care, custody or control.

(b) Seller shall maintain replacement cost insurance coverage with respect to property damage to or loss of the Components stored at the Storage Facility.

13. ASSIGNMENT AND SUBCONTRACTING.

Except as set forth in the Supply Agreement, Seller may not assign (including by change of ownership or control, by operation of law or otherwise) this Order or any interest herein including payment, without Buyer’s prior written consent. Seller shall not subcontract or delegate performance of all or any substantial part of the work called for under this Order without Buyer’s prior written consent; provided, however, that Buyer hereby consents to Seller subcontracting any warranty related services to Buyer-approved subcontractors under the supervision of Seller. Should Buyer grant consent to Seller’s assignment or subcontract, such assignee or subcontractor shall be bound by the terms and conditions of this Order. Further,

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Seller shall advise Buyer of any subcontractor or supplier to Seller: a) that will have at its facility any parts or components with Buyer’s or any of its Affiliates or subsidiaries’ name, logo or trademark (or that will be responsible to affix the same); and/or b) 50% or more of whose output from a specific location is purchased directly or indirectly by Buyer. In addition, Seller will obtain for Buyer, unless advised to the contrary in writing, written acknowledgement by such assignee, subcontractor and/or supplier to Seller of its commitment to act in a manner consistent with Buyer’s integrity policies, and to submit to, from time to time, on-site inspections or audits by Buyer or Buyer’s third party designee as requested by Buyer. Buyer may assign this Order to any Affiliate upon notice to Seller. If Seller subcontracts any part of the work under this Order outside of the final destination country where the goods purchased hereunder will be shipped, Seller shall be responsible for complying with all customs requirements related to such sub-contracts, unless otherwise set forth in this Order.

14. PROPER BUSINESS PRACTICES.

Seller shall act in a manner consistent with Buyer’s integrity policies, a copy of which has been provided to Seller, all laws concerning improper or illegal payments and gifts or gratuities and agrees not to pay, promise to pay or authorize the payment of any money or anything of value, directly or indirectly, to any person for the purpose of illegally or improperly inducing a decision or obtaining or retaining business in connection with this Order. Further, in the execution of its obligations under this Order, Seller shall take the necessary precautions to prevent any injury to persons or to property.

15. COMPLIANCE WITH LAWS.

15.1 General. Seller represents, warrants, certifies and covenants that it will comply with all laws applicable to the goods, services and/or the activities contemplated or provided under this Order, including, but not limited to, any national, international, federal, state, provincial or local law, treaty, convention, protocol, regulation, directive or ordinance and all lawful orders, including judicial orders, rules and regulations issued thereunder, including without limitation those dealing with the environment, health and safety, records retention, personal data protection and the transportation or storage of hazardous materials. As used in this Order, the term “hazardous materials” shall mean any substance or material defined as a hazardous material, hazardous substance, toxic substance, pesticide or dangerous good under 49 CFR 171.8 or any other substance regulated on the basis of potential impact to safety, health or the environment pursuant to an applicable requirement of any entity with jurisdiction over the activities, goods or services, which are subject to this Order. Seller shall also comply with good industry practices, including the exercise of that degree of skill, diligence, prudence and foresight which can reasonably be expected from a competent Seller who is engaged in the same type of service or manufacture under similar circumstances in a manner consistent with all applicable legal requirements and with all applicable generally recognized international standards. No goods or services supplied under this Order have been or will be produced: (i) utilizing forced, indentured or convict labor; (ii) utilizing the labor of persons in violation of the minimum working age law in the country of manufacture of the goods or any country in which services are provided under this Order; or (iii) in violation of minimum wage, hour of service, or overtime laws in the country of manufacture or any country in which services are provided under this order. If forced or prison labor, or labor below applicable minimum working age, is determined to have been used in connection with this Order, Buyer shall have the right to immediately terminate the Order without further compensation. Seller further represents that the goods were or will be produced in compliance with the Fair Labor Standards Act of 1938, as amended, including Section 12 (a).

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Seller agrees to cooperate fully with Buyer’s audit and/or inspection efforts intended to verify Seller’s compliance with Sections 14 or 15 of this Order. Seller further agrees at Buyer’s request to provide certificates relating to any applicable legal requirements or to update any and all of the certifications, representations and warranties under this Order in form and substance satisfactory to Buyer. Buyer shall have the right to audit all pertinent records of Seller, and to make reasonable inspections of Seller facilities, to verify compliance with this section.

15.2 EHS/MBE/WBE. Seller represents, warrants, certifies and covenants that it will take appropriate actions necessary to protect health, safety and the environment, including, without limitation, in the workplace and during transport and has established an effective program to ensure any suppliers it uses under this Order will be in conformance with Section 15 of this Order. In addition, Seller shall comply with any provisions, certifications (including updates), representations, agreements or contract clauses required to be included or incorporated by reference or operation of law in this Order dealing with applicable provisions of the following laws and related regulations: i) Equal Opportunity (Executive Order 11246 as amended by Executive Orders 113575 and 10286); ii) Employment of Veterans (Executive Order 11701); iii) Employment of the Handicapped (Executive Order 11758 as amended by Executive Order 11867); iv) Employment Discrimination Because of Age (Executive Order 11141); v) Utilization of Disadvantaged and Minority Business Enterprises (Executive Order 11625, Public Law 95-507); vi) Occupational Safety and Health Act (OSHA), including without limitation those regulations, such as, 29 CFR 1910.1200, concerning Material Safety Data Sheets (OSHA Form 20) and mandated labeling information; vii) related U.S. Environmental Protection Agency (EPA) regulations, including those pertaining to the commercial introduction of chemicals and chemical products; viii) if any goods or materials sold or otherwise transferred to Buyer hereunder contain hazardous materials, similar labeling and other information provision requirements in any other jurisdiction to or through which Buyer informs Seller the goods will likely be shipped or to or through which Seller otherwise has knowledge that shipment will likely occur; and ix) Section 211 of the Energy Reorganization Act, 10 CFR 50.7 (Employee Protection) and 29 CFR 24.2 (Obligations and Prohibited Acts), prohibiting discrimination against employees for engaging in “protected activities”, which include reporting of nuclear safety or quality concerns, and Seller shall immediately inform Buyer of any alleged violations, notice of filing of a complaint or investigation related to any such allegation or complaint. Seller shall also comply with U.S. Department of Transportation regulations governing the packaging, marking, shipping and documentation of hazardous materials, including hazardous materials specified pursuant to 49 CFR, the International Maritime Organization (IMO) and the International Air Transport Association (IATA). Seller certifies that it is in compliance with the requirements for non-segregated facilities set in 41 CFR Chapter 60-1.8. Seller agrees to provide small business as well as minority and/or women-owned business utilization and demographic data upon request. Seller represents, warrants, certifies and covenants that each chemical substance constituting or contained in goods sold or otherwise transferred to Buyer is listed on: (i) on the list of chemical substances compiled and published by the Administrator of the EPA pursuant to the U.S. Toxic Substances Control Act (“TSCA”) (15 U.S.C. 2601 et seq), otherwise know as the TSCA Inventory, or exempted from such list under 40 CFR 720.30 - 38; (ii) the Federal Hazardous Substances Act (P.L. 92-516) as amended; (iii) the European Inventory of Existing Commercial Chemical Substances (EINECS) as amended; (iv) the European List of Notified Chemical Substances (ELINCS) and lawful standards and regulations thereunder; or (v) any equivalent or similar lists in any other jurisdiction to or through which Buyer informs Seller the goods will likely be shipped, or to or through which Seller otherwise has knowledge that shipment will likely occur. Goods sold or transferred to Buyer will not include: (i) any of the following chemicals: arsenic, asbestos, benzene, beryllium, carbon tetrachloride, cyanide,

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lead or lead compounds, cadmium or cadmium compounds, hexavalent chromium, mercury or mercury compounds, trichloroethylene, tetrachloroethylene, methyl chloroform, polychlorinated biphenyls (PCB), polybrominated biphenyls (PBB), polybrominated diphenyl ethers (PBDE); (ii) any chemical or hazardous material otherwise prohibited pursuant to Section 6 of TSCA; (iii) any chemical or hazardous material otherwise restricted pursuant to EU Directive 2002/95/EC (27 January 2003) (the “ROHS Directive”); (iv) designated ozone depleting chemicals as restricted under the Montreal Protocol (including, without limitation, 1,1,1 trichloroethane, carbon tetrachloride, Halon-1211, 1301, and 2402, and chlorofluorocarbons (CFCs) 11-13, 111-115, 211-217), unless Buyer agrees in writing and Seller identifies an applicable exception from any relevant legal restriction on the inclusion of such chemicals in the goods sold or transferred to Buyer; (v) any other chemical or hazardous material the use of which is restricted in any other jurisdiction to or through which Buyer informs Seller the goods are likely to be shipped or to or through which Seller otherwise has knowledge that shipment will likely occur, unless Buyer expressly agrees in writing and Seller identifies an applicable exception from any relevant legal restriction on the inclusion of such chemicals or hazardous materials in the goods sold or transferred to Buyer. Seller represents, warrants, certifies and covenants that, except as specifically listed on the face of this Order or in an applicable addendum, none of the goods supplied under this Order are electrical or electronic equipment under EU Directive 2002/96/EC (27 January 2003) (the “WEEE Directive”), as amended, or any other electrical or electronic equipment take-back requirement of a jurisdiction in which Buyer informs Seller the goods are likely to be sold or in which Seller otherwise has knowledge that sale will likely occur. For any goods specifically listed on the face of this Order or in such addendum as electrical or electronic equipment that are covered by the WEEE Directive, as amended, or other applicable electrical or electronic equipment take-back requirement and purchased by Buyer hereunder, Seller agrees to: (i) assume responsibility for taking back such goods in the future upon the request of Buyer and treating or otherwise managing them in accordance with the requirements of the WEEE Directive and applicable national implementing legislation or other applicable electrical or electronic equipment take-back requirements; and (ii) take back as of the date of this Order any used goods currently owned by Buyer of the same class of such goods purchased by Buyer hereunder up to the number of new units being purchased by Buyer or to arrange with a third-party to do so in accordance with all applicable requirements. Seller will not charge Buyer any additional amounts, and no additional payments will be due from Buyer for Seller’s agreement to undertake these responsibilities.

15.3 Anti-Dumping. Seller represents, warrants, certifies and covenants that all sales made hereunder are made in circumstances that will not give rise to the imposition of new anti-dumping or countervailing duties under United States law (19 U.S.C. Sec. 1671 et seq.), European Union (Council Regulation (EC) No. 384/96 of December 22, 1995, Commission Decision No. 2277/96/ECSC of November 28, 1996), similar laws in such jurisdictions or the law of any other country to which the goods may be exported. To the full extent permitted by law, Seller will indemnify, defend and hold Buyer harmless from and against any costs or expenses (including any countervailing duties which may be imposed and, to the extent permitted by law, any preliminary dumping duties that may be imposed) arising out of or in connection with any breach of this warranty. In the event that countervailing or anti-dumping duties are imposed that cannot be readily recovered from Seller, Buyer may terminate this Order with no further liability of any nature whatsoever to Seller hereunder. In the event that any jurisdiction imposes punitive or other additional tariffs on goods subject to this agreement in connection with a trade dispute or as a remedy in an “escape clause” action or for any other reason, Buyer may, at its option, treat such increase in duties as a condition of Force Majeure.

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15.4 Importer of Record and Drawback. If goods are to be delivered DDP (INCOTERMS 2000) to the destination country, Seller agrees that Buyer will not be a party to the importation of the goods, that the transaction(s) represented by this Order will be consummated after importation and that Seller will neither cause nor permit Buyer’s name to be shown as “importer of record” on any customs declaration. Seller also confirms that it has Non-Resident importation rights, if necessary, into the destination country with knowledge of the necessary import laws. If Seller is the importer of record into the United States for any goods, including any component parts thereof, associated with this Order, Seller shall provide Buyer required documentation for Duty Drawback purposes which includes, but is not limited to, Customs Form 7552 entitled “Certificate of Delivery” properly executed as well as Customs Form 7501 “Entry Summary” and a copy of Seller’s Invoice.

15.5 U.S. Export Controls. This Order and all items furnished by Buyer to Seller in connection herewith shall at all times be subject to the export control laws and regulations of the U.S. including, but not limited to, 10 CFR Part 810 and U.S. Export Administration Regulations. Seller agrees and gives assurance that no items, equipment, materials, services, technical data, technology, software or other technical information or assistance furnished by Buyer, or any good or product resulting therefrom, shall be exported or re-exported by Seller or its authorized transferees, if any, directly or indirectly, except to the consignee(s), if any, specified on this Order, unless in accordance with applicable U.S. export laws and regulations. The aforesaid obligations shall survive any satisfaction, expiration, termination or discharge of any other contract obligations.

16. CONFIDENTIAL OR PROPRIETARY INFORMATION AND PUBLICITY.

“Confidential Information” as used in this Order shall mean all such information that is or has been disclosed by either the Buyer or Seller in connection with this Order (the Disclosing Party”) (i) in writing or by email or other tangible electronic storage medium and is clearly marked “Confidential” or “Proprietary,” or (ii) orally or visually, and then followed within ten (10) working days thereafter with a disclosure complying with the requirements of clause (i) above. The party receiving the Confidential Information (the “Receiving Party”) shall keep confidential the Confidential Information and shall not divulge, directly or indirectly, such Confidential Information for the benefit of any third party without the Disclosing Party’s prior written consent. Except as required for the efficient performance of this Order, neither party shall use the other party’s Confidential Information or make or permit copies to be made of such Confidential Information without the Disclosing Party’s prior written consent. If any reproduction of the Confidential Information is made with such prior written consent, notice of the restrictions on disclosure, use and reproduction referred to above shall be provided thereon. Notwithstanding the foregoing, any information disclosed by the Disclosing Party shall not be regarded as Confidential Information if such information: (i) is or becomes generally available to the public other than as a result of disclosure by the Receiving Party; (ii) was available on a non-confidential basis prior to its disclosure to the Receiving Party; (iii) is or becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party when such source is not, to the best of the Receiving Party’s knowledge, subject to a confidentiality obligation with the Disclosing Party, or (iv) was independently developed by the Receiving Party without reference to the Confidential Information, and the Receiving Party can verify the development of such information by written documentation. Upon completion or termination of this Order, the Receiving Party shall promptly return to the Disclosing Party all Confidential Information, any copies thereof, any materials incorporating any such Confidential Information and any copies thereof. Neither party shall make any announcement, take or release

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any photographs (except for its internal operation purposes for manufacture and assembly of goods) or release any information concerning this Order or with respect to its business relationship with the other party, to any third party, member of the public, press, business entity or any official body except as required by applicable law, rule, regulation, injunction or administrative order, without the other party’s prior written consent. Notwithstanding the foregoing, the Seller shall be permitted to disclose the Supply Agreement and/or any Appendices thereto and related agreements and Orders to current and potential investors, stockholders and lenders that have agreed in writing to maintain the confidentiality of such documents and that have entered into at least a non-binding agreement with Seller or any if its Affiliates to provide financing to Seller or any of its Affiliates or to acquire all or any portion of the Seller’s or any of its Affiliates’ capital stock, assets or business; provided, however, that Seller shall provide written notice to Buyer of such disclosure within fourteen (14) days of entering into such a non-binding agreement and shall use commercially reasonable efforts to provide for GE as a third party beneficiary of the written agreement by the potential investors, stockholders and lenders to maintain the confidentiality of such documents.

17. INTELLECTUAL PROPERTY INDEMNIFICATION.

Seller shall defend, indemnify and hold harmless Buyer from all costs and expenses related to any suit, claim or proceeding brought against Buyer or its customers to the extent based on a claim that any Seller manufacturing process used to manufacture goods hereunder (other than those specifically required by Buyer) constitutes (i) an infringement of any patent, copyright or trademark of any third party in any Covered Jurisdiction (as defined below), or (ii) a misappropriation of the subject matter of any trade secret or other intellectual property right of any third party in any Covered Jurisdiction. Buyer shall defend, indemnify and hold Seller harmless from all cost and expenses related to any suit, claim or proceeding brought against Seller or its customers to the extent based on a claim that any design or specification provided by Buyer to Seller hereunder constitutes (i) an infringement of any patent, copyright or trademark of any third party in any Covered Jurisdiction, or (ii) a misappropriation of the subject matter of any trade secret or other intellectual property right of any third party in any Covered Jurisdiction. For purposes of this Section 17, “Covered Jurisdiction” means [...***...]. The indemnified party shall notify the indemnifying party promptly and give authority, information, and assistance (at the indemnifying party’s expense) for the defense of same, and the indemnifying party shall pay all damages and costs awarded therein. If use of the goods is enjoined as a result of an infringement for which Seller is responsible hereunder, Seller shall, at its own expense and option, either (i) procure for Buyer the right to continue using the goods, or (ii) modify the goods so that they become non-infringing, or (iii) replace the goods with non-infringing goods. [...***...].

18. SUPPLIER SECURITY AND CRISIS MANAGEMENT POLICY AND C-TPAT REQUIREMENTS.

18.1 Security and Crisis Management Policy. Seller shall have and comply with a company security and crisis management policy, which shall be revised and maintained proactively and as may be requested by Buyer in anticipation of security and crisis risks relevant to the Seller’s business (“Security and Crisis Management Policy”). The Security and Crisis Management

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policy shall identify and require Seller’s management and employees to take appropriate measures necessary to do the following:

(a) provide for the physical security of the people working on Seller’s premises and others working for or on behalf of Seller;

(b) provide for the physical security of Seller’s facilities and physical assets related to the performance of the work, including, in particular, the protection of Seller’s mission critical equipment and assets;

(c) protect software related to the performance of work from loss, misappropriation, corruption and/or other damage;

(d) protect Buyer’s and Seller’s drawings, technical data and other proprietary information related to the performance of work from loss, misappropriation, corruption and/or other damage;

(e) provide for the prompt recovery, including through preparation, adoption and maintenance of a disaster recovery plan, of facilities, physical assets, software, drawings, technical data, other intellectual property and/or the Seller’s business operations in the event of a security breach, incident, crisis or other disruption in Seller’s ability to use the necessary facilities, physical assets, software, drawings, technical data or other intellectual property and/or to continue its operations; and

(f) ensure the physical integrity and security of all shipments against the unauthorized introduction of harmful or dangerous materials.

Buyer reserves the right to inspect Seller’s Security and Crisis Management Policy and to conduct on-site audits of Seller’s facility and practices to determine whether such policy and Seller’s implementation of such policy are reasonably sufficient to protect Buyer’s interests. If Buyer reasonably determines that Seller’s Security and Crisis Management Policy and/or such policy implementation is/are insufficient to protect Buyer’s property and interests, Buyer may give Seller notice of such determination. Upon receiving such notice, Seller shall have forty-five (45) days thereafter to make such policy changes and take the implementation actions reasonably requested by Buyer. Seller’s failure to take such actions shall give Buyer the right to terminate this Order immediately without further compensation to Seller.

18.2 C-TPAT Compliance. The Customs-Trade Partnership Against Terrorism (“C-TPAT”) program of the United States Customs and Border Protection is designed to improve the security of shipments to the United States. This section applies only to Sellers with non-U.S. locations that are involved in the manufacture, warehousing or shipment of goods to Buyer or to a customer or supplier of Buyer located in the United States. Seller agrees that it will review the C-TPAT requirements for foreign manufacturers and that it will maintain a written plan for security procedures in accordance with the recommendations of U.S. Customs and Border Protection as outlined at http://www.customs.gov/xp/cgov/import/commercial_enforcement/ctpat/criteria_importers/ctpat _importer_criteria.xml (“Security Plan”). The Security Plan shall address security criteria such as: container security and inspection, physical access controls, personnel security, procedural security, security training and threat awareness and information technology security. Note: The C-TPAT recommendations are similar to the Security and Crisis Management Policy requirements in

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Section 18.1 above, and Seller’s Security and Crisis Management Policy may meet the recommendations of C-TPAT. Upon request of Buyer, Seller shall:

(a) certify to Buyer in writing that it has read the C-TPAT security criteria, maintains a written Security Plan consistent with the C-TPAT security criteria and has implemented appropriate procedures pursuant to such plan;

(b) identify an individual contact responsible for Seller’s facility, personnel and shipment security measures and provide such individual’s name, title, address, email address and telephone and fax numbers; and

(c) inform Buyer of its C-TPAT membership status.

Where Seller does not exercise control of manufacturing or transportation of goods destined for delivery to Buyer or its customers in the U.S., Seller agrees to communicate the C-TPAT recommendations to its suppliers and transportation providers and to use commercially reasonable efforts to ensure that such suppliers and transportation providers implement such recommendations. Further, upon advance notice by Buyer to Seller and during Seller’s normal business hours, Seller shall make its facility available for inspection by Buyer’s representative for the purpose of reviewing Seller’s compliance with the C-TPAT security recommendations and with Seller’s Security Plan. Each party shall bear its own costs in relation to such inspection and review. All other reasonable and necessary costs associated with development and implementation of Seller’s Security Plan and C-TPAT compliance shall be borne by the Seller.

19. PACKING, PRESERVATION AND MARKING.

Packing, preservation and marking will be in accordance with the specification drawing or as specified on the Order, or if not specified, the best commercially accepted practice will be used, and at a minimum consistent with applicable law. In addition, Seller shall include the following information on each shipment under this Order: Buyer’s Order number, case number, routing center number (if provided by Buyer’s routing center), country of manufacture, destination shipping address, commodity description, gross/net weight in kilograms and pounds, dimensions in centimeters and inches, center of gravity for items greater than one (1) ton and precautionary marks (e.g., fragile, glass, air ride only, do not stack, etc.), loading hook/lifting points and chain/securing locations where applicable to avoid damage and improper handling. Seller shall place all markings in a conspicuous location as legibly, indelibly and permanently as the nature of the article or container will permit. All goods shall be packed in an appropriate manner, giving due consideration to the nature of the goods, with packaging suitable to protect the goods during transport from damage and otherwise to guarantee the integrity of the goods to destination. Goods that cannot be packed due to size or weight shall be loaded into suitable containers, pallets or crossbars thick enough to allow safe lifting and unloading. Vehicles that reach their destination and present unloading difficulties will be sent back to their point of departure.

20. GOVERNING LAW.

This Order shall in all respects be governed by and interpreted in accordance with the substantive law of the State of New York, U.S.A., excluding its conflicts of law provisions. The parties exclude application of the United Nations Convention on Contracts for the International Sale of Goods.

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21. DISPUTE RESOLUTION.

21.1 If Seller is a permanent resident of the U.S., or a corporation or partnership existing under the laws of the U.S., Buyer and Seller shall attempt amicably to resolve any controversy, dispute or difference arising out of this Order, failing which either party may initiate litigation. Litigation may be brought only in the U.S. District Court for the Southern District of New York or, if such court lacks subject matter jurisdiction, in the Supreme Court of the State of New York in and for New York County. The parties submit to the jurisdiction of said courts and waive any defense of forum non conveniens.

21.2 If Seller is a permanent resident of a country other than the U.S., or is a corporation or partnership existing under the laws of any country other than the U.S., the parties agree to attempt to submit any controversy, dispute or difference arising out of this Order to settlement proceedings under the Alternative Dispute Resolution Rules (the “ADR Rules”) of the International Chamber of Commerce (“ICC”). If the dispute has not been settled pursuant to the ADR Rules within forty-five (45) days following the filing of a request for ADR or within such other period as the parties may agree in writing, such dispute shall be finally settled under the Rules of Arbitration of the ICC (the “ICC Rules”) by one or more arbitrators appointed in accordance with such ICC Rules. The place for arbitration shall be New York City, New York, U.S.A. and proceedings shall be conducted in the English language, unless otherwise stated in this Order. The award shall be final and binding on both Buyer and Seller, and the parties hereby waive the right of appeal to any court for amendment or modification of the arbitrators’ award.

22. COMPLIANCE WITH DATE PROCESSING REQUIREMENTS.

22.1 Seller represents and warrants that all goods and/or services and any enhancements, upgrades, customizations, modifications, maintenance and the like (the “goods/services”) shall at delivery and all times thereafter, and in all subsequent updates or revisions of any kind, accurately process, provide and/or receive date data, including without limitation, calculating, comparing, sequencing and performance of leap year calculations. In particular, Seller represents and warrants that: a) no value for current date will cause any error, interruption or decreased functionality or performance of such goods/services; and b) all manipulations of date-related data by or through such goods/services (including calculating, comparing, sequencing, processing and outputting) will produce correct results, without human intervention, for all valid dates, including when goods/services are used in combination with other products. As used in this paragraph, the words “date” and “dates” shall be deemed to include “time”.

22.2 If at any time the goods and/or services are found by Buyer or its customers to fail the foregoing warranty, then, in addition to any other available remedies, Seller shall at Buyer’s option repair or replace any non-conforming goods/services, including, without limitation, installation of corrective changes or repairs, all at no cost to Buyer. Seller shall not require Buyer to make any changes to the goods/services (except for installation of corrective changes provided), shall not require or cause to be made any changes to Buyer’s data, unless Buyer in its sole discretion approves such changes and shall not require or cause to be made any changes to any other good, product or service used by Buyer.

23. WAIVER.

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No claim or right arising out of a breach of this Order can be discharged in whole or in part by a waiver or renunciation unless supported by consideration and made in writing signed by the aggrieved party. Either party’s failure to enforce any provisions hereof shall not be construed a waiver of a party’s right thereafter to enforce each and every such provision.

24. ELECTRONIC COMMERCE.

Seller agrees to participate in all of Buyer’s current and future electronic commerce applications and initiatives upon Buyer’s request, provided that Seller will not be obligated to spend more than [...***...] per year on such initiatives. For contract formation, administration, changes and all other purposes, each electronic message sent between the parties within such applications or initiatives will be deemed: a) “written” and a “writing”; b) “signed” (in the manner below); and c) an original business record when printed from electronic files or records established and maintained in the normal course of business. The parties expressly waive any right to object to the validity, effectiveness or enforceability of any such electronic message on the ground that a “statute of frauds” or any other law requires written, signed agreements. Between the parties, any such electronic documents may be introduced as evidence in any proceedings as business records originated and maintained in paper form. Neither party shall object to the admission of any such electronic document under either the best evidence rule or the business records exception to the hearsay rule. By placing a name or other identifier on any such electronic message, the party doing so intends to sign the message with his/her signature attributed to the message content. The effect of each such message will be determined by the electronic message content and by New York law, excluding any such law requiring signed agreements or otherwise in conflict with this paragraph.

25. PERSONAL DATA PROTECTION.

25.1 “Personal Data” includes any information relating to an identified or identifiable natural person; “Buyer Personal Data” includes any Personal Data obtained by Seller from Buyer; and “Processing” includes any operation or set of operations performed upon Personal Data, such as collection, recording, organization, storage, adaptation or alteration, retrieval, accessing, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction.

25.2 Seller, including its officers, directors, employees and/or agents, shall view and Process Buyer Personal Data only on a need-to-know basis and only to the extent necessary to perform this Order or to carry out Buyer’s further written instructions.

25.3 Seller shall use reasonable technical and organizational measures to ensure the security and confidentiality of Buyer Personal Data in order to prevent, among other things, accidental, unauthorized or unlawful destruction, modification, disclosure, access or loss. Seller shall immediately inform Buyer of any Security Breach involving Buyer Personal Data, where “Security Breach” means any event involving an actual, potential or threatened compromise of the security, confidentiality or integrity of the data, including but not limited to any unauthorized access or use. Seller shall also provide Buyer with a detailed description of the Security Breach, the type of data that was the subject of the Security Breach, the identity of each affected person and any other information Buyer may request concerning such affected persons and the details of the breach, as soon as such information can be collected or otherwise becomes available. Seller agrees to take action immediately, at its own expense, to investigate the Security Breach and to identify, prevent and mitigate the effects of any such Security Breach and to carry out any

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recovery necessary to remedy the impact. Buyer must first approve the content of any filings, communications, notices, press releases or reports related to any Security Breach (“Notices”) prior to any publication or communication thereof to any third party. Seller also agrees to bear any cost or loss Buyer may incur as a result of the Security Breach, including without limitation, the cost of Notices.

25.4 Upon termination of this Order, for whatever reason, Seller shall stop the Processing of Buyer Personal Data, unless instructed otherwise by Buyer, and these undertakings shall remain in force until such time as Seller no longer possesses Buyer Personal Data.

25.5 Seller understands and agrees that Buyer may require Seller to provide certain Personal Data (“Seller Personal Data”) such as the name, address, telephone number and e-mail address of Seller’s representatives in transactions and that Buyer and its Affiliates and its or their contractors may store such data in databases located and accessible globally by their personnel and use it for purposes reasonably related to the performance of this Order, including but not limited to supplier and payment administration. Seller agrees that it will comply with all legal requirements associated with transferring any Seller Personal Data to Buyer. Buyer will be the Controller of this data for legal purposes and agrees not to share Seller Personal Data beyond Buyer, its Affiliates and its or their contractors, and to use reasonable technical and organizational measures to ensure that Seller Personal Data is processed in conformity with applicable data protection laws. “Controller” shall mean the legal entity which alone or jointly with others determines the purposes and means of the processing of Personal Data. By written notice to Buyer, Seller may obtain a copy of the Seller Personal Data and submit updates and corrections to it.

26. ENTIRE AGREEMENT.

This Order, with documents as are expressly incorporated by reference, is intended as a complete, exclusive and final expression of the parties’ agreement with respect to the subject matter herein and supersedes any prior or contemporaneous agreements, whether written or oral, between the parties. This Order may be executed in one or more counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute the same instrument. Facsimile signatures on such counterparts are deemed originals. No course of prior dealings and no usage of the trade shall be relevant to determine the meaning of this Order even thought the accepting or acquiescing party has knowledge of the performance and opportunity for objection. The term “including” shall mean and be construed as “including, but not limited to”, unless expressly stated to the contrary. The invalidity, in whole or in part, of any of the foregoing articles or paragraphs of this Order shall not affect the remainder of such article or paragraphs or any other article or paragraphs of this Order, which shall continue in full force and effect. All provisions or obligations contained in this Order, which by their nature or effect are required or intended to be observed, kept or performed after termination or expiration of an Order will survive and remain binding upon and for the benefit of the parties, their successors (including without limitation successors by merger) and permitted assigns including, without limitation, Sections 4, 5, 8, 9, 12, 15, 18, 19, 22 and 25.

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APPENDIX 4

PREMIUM PAYABLE BY BUYER UPON TERMINATION FOR CONVENIENCE

Buyer will pay to Seller a termination for convenience fee in accordance with the following schedule:

If termination for convenience causes Seller to cease production in the Production Facility in the following year:	Termination for convenience fee payable by Buyer:
2013	[...***...]
2014	[...***...]
2015	[...***...]

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APPENDIX 5

TOOLING

Tooling Identification	Description	Used to Manufacture	Value
[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]

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APPENDIX 6

GE ENERGY INTEGRITY GUIDE FOR SUPPLIERS, CONTRACTORS AND CONSULTANTS

A Message from GE Energy

General Electric Company and its GE Energy business (“GE”) are committed to unyielding Integrity and high standards of business conduct in everything we do, especially in our dealings with GE suppliers, contractors and consultants (collectively “suppliers”). For well over a century, GE people have created an asset of incalculable value - the company’s worldwide reputation for integrity and high standards of business conduct. That reputation, built by so many people over so many years, rides on each business transaction we make.

GE bases supplier relationships on lawful, efficient and fair practices, and expects its suppliers to adhere to applicable legal requirements in their business relationships, including those with their employees, their local environments, and GE. The quality of our supplier relationships often has a direct bearing on the quality of our customer relationships. Likewise, the quality of our suppliers’ products and services affects the quality of our own products and services.

To help GE suppliers understand the GE commitment to unyielding Integrity and the standards of business conduct that all GE suppliers must meet, GE has prepared this GE Energy Integrity Guide for Suppliers, Contractors and Consultants. The Guide is divided into four sections:

•	GE Code of Conduct

•	GE Compliance Obligations

•	Responsibilities of GE Suppliers

•	How to Raise an Integrity Concern

Suppliers should carefully review this Guide, including but not limited to the section, Responsibilities of GE Suppliers. Suppliers are responsible for ensuring that they and their employees, representatives and sub-suppliers comply with the standards of conduct required of GE suppliers. Please contact the GE manager you work with or any GE Compliance Resource if you have any questions about this Guide or the standards of business conduct that all GE suppliers must meet.

John G. Rice, President & CEO, GE Energy

Stephen B. Bransfield, Vice President, Global Supply Chain Management

Sam Aquillano, General Manager, Global Sourcing

GE Code of Conduct

GE’s commitment to total, unyielding Integrity is set forth in the Company’s Compliance Handbook, Integrity: The Spirit and The Letter of Our Commitment (“Spirit & Letter”). The policies set forth in the Spirit & Letter govern the conduct of all GE employees and are supplemented by compliance procedures and guidelines adopted by GE components. All GE employees must not only comply with the “letter” of the Company’s compliance policies, but also with their “spirit.”

The “spirit” of GE’s Integrity commitment is set forth in the GE Code of Conduct, which each GE employee has made a personal commitment to follow:

•	Obey the applicable laws and regulations governing our business conduct worldwide.

•	Be honest, fair and trustworthy in all of your GE activities and relationships.

•	Avoid all conflicts of interest between work and personal affairs.

•	Foster an atmosphere in which fair employment practices extend to every member of the diverse GE community.

•	Strive to create a safe workplace and to protect the environment.

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•	Through leadership at all levels, sustain a culture where ethical conduct is recognized, valued and exemplified by all employees.

No matter how high the stakes, no matter how great the “stretch”, GE will do business only by lawful and ethical means. When working with customers and suppliers in every aspect of our business, we will not compromise our commitment to integrity.

GE Compliance Obligations

All GE employees are obligated to comply with the requirements — the “letter”— of the Company’s compliance policies set forth in the Spirit & Letter. These policies implement the GE Code of Conduct and are supplemented by compliance procedures and guidelines adopted by GE components. A summary of some of the key compliance obligations of GE employees follows:

IMPROPER PAYMENTS

•	Always adhere to the highest standards of honesty and integrity in all contacts on behalf of GE. Never offer bribes, kickbacks, illegal political contributions or other improper payments to any customer, government official or third party. Follow the laws of the United States and other countries relating to these matters.

•	Do not give significant gifts or provide any extravagant entertainment to a customer or supplier without GE management approval. Make sure all business entertainment and gifts are lawful and disclosed to the other party’s employer.

•	Employ only reputable people and firms as GE representatives and understand and obey any requirements governing the use of third party representatives.

INTERNATIONAL TRADE CONTROLS

•	Understand and follow applicable international trade control and customs laws and regulations, including those relating to licensing, shipping and import documentation and reporting and record retention requirements.

•	Never participate in boycotts or other restrictive trade practices prohibited or penalized under United States or applicable local laws.

•	Make sure all transactions are screened in accordance with applicable export/import requirements; and that any apparent conflict between U.S. and applicable local law requirements, such as the laws blocking certain U.S. restrictions adopted by Canada, Mexico and the members of the European Union, is disclosed to GE counsel.

MONEY LAUNDERING PREVENTION

•	Follow all applicable laws that prohibit money laundering and that require the reporting of cash or other suspicious transactions.

•	Learn to identify warning signs that may indicate money laundering or other illegal activities or violations of GE policies. Raise any concerns to GE counsel and GE management.

PRIVACY

•	Never acquire, use or disclose individual consumer information in ways that are inconsistent with GE privacy policies or with applicable privacy and data protection laws, regulations and treaties.

•	Maintain secure business records of individual consumer information, including computer-based information.

SUPPLIER RELATIONSHIPS

•	Only do business with suppliers who comply with local and other applicable legal requirements and any additional GE standards relating to labor, environment, health and safety, intellectual property rights and improper payments.

•	Follow applicable laws and government regulations covering supplier relationships.

•	Provide a competitive opportunity for suppliers to earn a share of GE’s purchasing volume, including small businesses and businesses owned by the disadvantaged, minorities and women.

WORKING WITH GOVERNMENTS

•	Follow applicable laws and regulations associated with government contracts and transactions.

•	Require any supplier providing goods or services for GE on a government project or contract to agree to comply with the intent of GE’s Working with Governments policy.

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•	Be truthful and accurate when dealing with government officials and agencies.

COMPLYING WITH COMPETITION LAWS

•	Never propose or enter into any agreement with a GE competitor to fix prices, terms and conditions of sale, costs, profit margins, or other aspects of the competition for sales to third parties.

•	Do not propose or enter into any agreements or understandings with GE customers restricting resale prices.

•	Never propose or enter into any agreements or understandings with suppliers which restrict the price or other terms at which GE may resell or lease any product or service to a third party.

ENVIRONMENT, HEALTH & SAFETY

•	Learn how to conduct your activities in compliance with all relevant environmental and worker health and safety laws and regulations and conduct your activities accordingly.

•	Ensure that all new product designs or changes or services offerings are reviewed for compliance with GE guidelines.

•	Use care in handling hazardous materials or operating processes or equipment that use hazardous materials to prevent unplanned releases into the workplace or the environment.

•	Report to GE management all spills of hazardous materials; any concern that GE products are unsafe; and any potential violation of environmental, health or safety laws, regulations or company practices or requests to violate established EHS procedures.

FAIR EMPLOYMENT PRACTICES

•	Extend equal opportunity, fair treatment and a harassment-free work environment to all employees, co-workers, consultants and other business associates without regard to their race, color, religion, national origin, sex (including pregnancy), sexual orientation, age, disability, veteran status or other characteristic protected by law.

CONFLICTS OF INTEREST

•	Financial, business, or other non-work related activities must be lawful and free of conflicts with one’s responsibilities to GE.

•	Report all personal or family relationships, including those of significant others, with current or prospective suppliers you select, manage or evaluate.

•	Do not use GE equipment, information or other property (including office equipment, e-mail and computer applications) to conduct personal or non-GE business without prior permission from the appropriate GE manager.

CONTROLLERSHIP

•	Keep and report all GE records, including any time records, in an accurate, timely, complete, and confidential manner. Only release GE records to third parties when authorized by GE.

•	Follow GE’s General Accounting Procedures (GAP), as well as all generally accepted accounting principles, standards, laws and regulations for accounting and financial reporting of transactions, estimates and forecasts.

•	Financial statements and reports prepared for or on behalf of GE (including any component) must fairly present the financial position, results of operations, and/or other financial data for the periods and/or the dates specified.

INSIDER TRADING OR DEALING & STOCK TIPPING

•	Never buy, sell or suggest to someone else that they should buy or sell stock or other securities of any company (including GE) while you are aware of significant or material non-public information (inside information) about that company. Information is significant or material when it is likely that an ordinary investor would consider the information important in making an investment decision.

•	Do not pass on or disclose inside information unless necessary for the conduct of GE business — and never pass on or disclose such information if you suspect that the information will be used for an improper trading purpose.

INTELLECTUAL PROPERTY

•	Identify and protect commercially significant GE intellectual property in ways consistent with the law.

•	Consult with GE counsel in advance of soliciting, accepting or using proprietary information of outsiders, disclosing GE proprietary information to outsiders or permitting third parties to use GE intellectual property.

•	Respect valid patents, copyrighted materials and other protected intellectual property of others; and consult with GE counsel for licenses or approvals to use such intellectual property.

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Responsibilities of GE Suppliers

GE will only do business with suppliers that comply with applicable legal requirements. Suppliers that transact business with GE are expected to not only comply with their contractual obligations under any purchase order or agreement with GE, but also adhere to standards of business conduct consistent with those described in this section of the Guide. A supplier commitment to full compliance with these standards is the foundation of a mutually beneficial business relationship with GE.

GE requires and expects that each GE supplier shall comply with all applicable legal requirements. Unacceptable practices by a GE supplier include:

•	Minimum Age. Employing workers younger than the required minimum age.

•	Forced Labor. Using forced, prison or indentured labor, or workers subject to any form of compulsion or coercion.

•	Environmental Compliance. Lack of commitment to observing applicable environmental laws and regulations. Actions that GE will consider evidence of a lack of commitment to observing applicable environmental laws and regulations include:

•	Failing to maintain and enforce written and comprehensive environmental management programs which are subject to periodic audit.

•	Failing to maintain and comply with all required environmental permits.

•	Permitting any discharge to the environment in violation of law, issued/required permits, or that would otherwise have an adverse impact on the environment.

•	Health & Safety. Failure to provide workers a workplace that meets applicable health and safety standards.

•	Code of Conduct. Failure to maintain and enforce company policies requiring adherence to lawful business practices, including a prohibition against bribery of government officials.

•	Business Practices and Dealings with GE. Offering or providing, directly or indirectly, anything of value, including cash, bribes or kickbacks, to any GE employee, representative or customer or government official in connection with any GE procurement, transaction or business dealing. Such prohibition includes the offering or providing of any consulting, employment or similar position by a supplier to any GE employee (or their family member or significant other) involved with a GE procurement. GE also requires that a GE supplier not offer or provide GE employees and representatives with any gifts, other than gifts of nominal value to commemorate or recognize a particular GE-supplier business transaction or activity. In particular, a GE supplier shall not offer, invite or permit GE employees and representatives to participate in any supplier or supplier-sponsored contest, game or promotion.

•	Business Entertainment of GE Employees and Representatives. Failing to respect and comply with the business entertainment (including travel and living) policies established by GE and governing GE employees and representatives. A GE supplier is expected to understand the business entertainment policies of the applicable GE component or operation before offering or providing any GE employee or representative any business entertainment. Business entertainment should never be offered to a GE employee and representative by a supplier under circumstances that create the appearance of an impropriety.

•	Collusive Conduct and GE Procurements. Sharing or exchanging any price, cost or other competitive information or the undertaking of any other collusive conduct with any other third party supplier or bidder to GE with respect to any proposed, pending or current GE procurement.

•	Intellectual & Other Property Rights. Failing to respect the intellectual and other property rights of others, especially GE. In that regard, a GE supplier shall:

•	Only use GE information and property (including tools, drawings and specifications) for the purpose for which they are provided to the supplier and for no other purposes.

•	Take appropriate steps to safeguard and maintain the confidentiality of GE proprietary information, including maintaining it in confidence and in secure work areas and not disclosing it to third parties (including other customers, subcontractors, etc.) without the prior written permission of GE.

•	Only transmit GE information over the Internet on an encrypted basis.

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•	Observe and respect all GE patents, trademarks and copyrights and comply with such restrictions or prohibitions on their use as GE may from time to time establish.

•	Export Controls & Customs Matters. The transfer of GE technical information to any third party without the express, written permission of GE. Failing to comply with all applicable export controls laws and regulations in the export or re-export of GE technical information, including any restrictions on access and use applicable to non-U.S. nationals, and failing to ensure that all invoices and any customs or similar documentation submitted to GE or governmental authorities in connection with transactions involving GE accurately describe the goods and services provided or delivered and the price thereof.

•	Use Sub-Suppliers or Third Parties to Evade Requirements. The use of sub-suppliers or other third parties to evade legal requirements applicable to the supplier and any of the standards set forth in this Section of the Guide.

The foregoing standards are subject to modification in the discretion of GE. Please contact the GE manager you work with or any GE Compliance Resource if you have any questions about these standards and/or their application to particular circumstances. Each GE supplier is responsible for ensuring that the supplier and its employees and representatives understand and comply with these standards. GE will only do business with those suppliers that comply with applicable legal requirements and reserves the right, based on its assessment of information then available to GE, to terminate, without liability to GE, any pending purchase order or contract with any supplier that does not comply with the standards set forth in this section of the Guide.

How to Raise an Integrity Concern

Each GE supplier is expected to promptly inform GE of any Integrity concern involving or affecting GE, whether or not the concern involves the supplier, as soon as the supplier has knowledge of such Integrity concern. A GE supplier shall also take such steps as GE may reasonably request to assist GE in the investigation of any Integrity concern involving GE and the supplier. An Integrity concern may be raised by a GE supplier with cognizant GE management, Company or GE Energy Helplines, or any GE Compliance Resource (i.e., Company legal counsel or auditor).

I. Define your concern: Who or what is the concern? When did it arise? What are the relevant facts?

II. Raise the concern - prompt reporting is crucial:

•	Discuss with a GE Energy Manager; or

•	Call the:

[...***...]

•	A Company or GE Energy Compliance Resource will promptly review and investigate the concern.

III. GE Policy forbids retaliation against any person reporting an Integrity concern. Contact the GE Energy Compliance Helpline, the GE Corporate Ombudsperson or any GE Regional Helpline if you feel retaliated against because you reported a concern.

GE Energy’ quest for competitive excellence begins and ends with its unyielding commitment to ethical conduct.

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APPENDIX 7

PRODUCTION FACILITY SPECIFICATIONS

•	[...***...] production lines

•	Approximately [...***...] of manufacturing and office space

•	Capable of producing blades at the Planned Capacity level

•	Will accommodate the production of wind turbine blades of [...***...] in length and will be reasonably expandable to accommodate longer blades in the future.

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APPENDIX 8

STORAGE FACILITY SPECIFICATIONS

•	Sufficient in size to store [...***...] wind turbine blades each [...***...] in length or their equivalent

•	Anticipated that site will be contiguous with the Production Facility

•	Fully fenced and appropriately secured

•	Serviceable by truck or accessible to rail yard

•	Site to be graded and compacted

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APPENDIX 9

FORM OF [...***...]

[...***...]

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[...***...]

2

[...***...]

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APPENDIX 10

[INTENTIONALLY OMITTED]

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APPENDIX 11

QUALITY PLAN

Process Specification [...***...]

Seller Quality Plan to be submitted to GE Sourcing Quality prior to Full Commercial Operation Date.

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APPENDIX 12

[INTENTIONALLY OMITTED]

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APPENDIX 13

MASTER SECURITY AGREEMENT

THIS AGREEMENT, dated as of September 6, 2007, (“AGREEMENT”) is between GENERAL ELECTRIC COMPANY, a New York corporation, acting through its GE Energy business with a place of business at 4200 Wildwood Parkway, Atlanta, Georgia 30339, (together with its successors and assigns, if any, “SECURED PARTY”) and TPI IOWA, LLC, a Delaware limited liability company, having a principal place of business at 373 Market Street, Warren, Rhode Island 02885 (“DEBTOR”).

1.	CREATION OF SECURITY INTEREST.

Debtor grants to Secured Party, its successors and assigns, a security interest in and against all Collateral (as defined in Section 9(h) of that certain Supply Agreement between the parties with an effective date of August 20, 2007 (the “Supply Agreement”), including all additions, attachments, accessories and accessions to such property, all substitutions, replacements or exchanges therefore, and all insurance and/or other proceeds thereof. This security interest is given to secure the payment and performance of the Debtor’s obligations under Section 9 of the Supply Agreement and any renewals, extensions and modifications of such debts, obligations and liabilities (such debts, obligations and liabilities are called the “INDEBTEDNESS”).

2.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR.

Debtor represents, warrants and covenants as of the date of this Agreement that:

(a) Debtor’s exact legal name is as set forth in the preamble of this Agreement and Debtor is, and will remain, duly organized, existing and in good standing under the laws of the State set forth in the preamble of this Agreement, has its chief executive offices at the location specified in the preamble, and is, and will remain, duly qualified in every jurisdiction wherever necessary to carry on its business and operations;

(b) Debtor has adequate power and capacity to enter into, and to perform its obligations under this Agreement and any other documents evidencing, or given in connection with, any of the Indebtedness (all of the foregoing are called the “DEBT DOCUMENTS”);

(c) This Agreement and the other Debt Documents have been duly authorized, executed and delivered by Debtor and constitute legal, valid and binding agreements enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws or by general equitable principles;

(d) No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into, or performance by Debtor of any of the Debt Documents, except any already obtained;

(e) The entry into, and performance by, Debtor of the Debt Documents will not: (i) violate any of the organizational documents of Debtor or any judgment, order, law or regulation applicable to Debtor, or (ii) result in any breach of or constitute a default under any contract to which Debtor is a party, or result in the creation of any lien, claim or encumbrance on any of Debtor’s property (except for liens in favor of Secured Party) pursuant to any indenture, mortgage, deed of trust, bank loan, credit agreement, or other agreement or instrument to which Debtor is a party;

(f) There are no suits or proceedings pending in court or before any commission, board or other administrative agency against or affecting Debtor which could, in the aggregate, have a material adverse effect on Debtor, its business or operations, or its ability to perform its obligations under

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the Debt Documents, nor does Debtor have reason to believe that any such suits or proceedings are threatened;

(g) All financial statements delivered to Secured Party in connection with the Indebtedness have been prepared in accordance with generally accepted accounting principles, and since the date of the most recent financial statement, there has been no material adverse change in Debtor’s financial condition which has resulted or could reasonably be expected to result in Debtor being unable to perform its obligations under this Agreement for the remainder of the term of this Agreement;

(h) The Collateral is not, and will not be, used by Debtor for personal, family or household purposes;

(i) The Collateral is, and will remain, in good condition and repair, except for normal wear and tear, and Debtor will not be negligent in its care and use;

(j) Debtor is, and will remain, the sole and lawful owner, and in possession of, the Collateral, and has the sole right and lawful authority to grant the security interest described in this Agreement;

(k) The Collateral is, and will remain, free and clear of all liens, claims and encumbrances of any kind whatsoever, except for: (i) liens in favor of Secured Party, (ii) liens for taxes not yet due or for taxes being contested in good faith and which do not involve, in the judgment of Secured Party, any material risk of the sale, forfeiture or loss of any of the Collateral, (iii) inchoate materialmen’s, mechanic’s, repairmen’s and similar liens arising by operation of law in the normal course of business for amounts which are not delinquent, and (iv) any liens junior to all liens held by Secured Party (all of such liens are called “PERMITTED LIENS”); and

(l) Debtor is and will remain in compliance in all material respects with all material laws and regulations applicable to it including, without limitation, (i) ensuring that Debtor is not and shall not be (Y) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (Z) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders.

3.	COLLATERAL.

(a) Until the declaration by Secured Party of any default hereunder, Debtor shall remain in possession of the Collateral; except that Secured Party shall have the right to possess: (i) any chattel paper or instrument that constitutes a part of the Collateral, and (ii) any other Collateral in which Secured Party’s security interest may be perfected only by possession. Secured Party may inspect any of the Collateral during normal business hours after giving Debtor reasonable prior notice. If Secured Party asks, Debtor will promptly notify Secured Party in writing of the location of any Collateral.

(b) Debtor shall: (i) use the Collateral only in its trade or business, (ii) maintain all of the Collateral in good operating order and repair, normal wear and tear excepted, (iii) use and maintain the Collateral only in compliance in all material respects with manufacturers recommendations and all applicable material laws, and (iv) keep all of the Collateral free and clear of all liens, claims and encumbrances (except for Permitted Liens).

(c) Secured Party does not authorize and Debtor agrees it shall not: (i) part with possession of any of the Collateral (except to Secured Party or for maintenance and repair), (ii) remove any of the Collateral from the continental United States, or (iii) sell, rent, lease, mortgage, license, grant

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a security interest in or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral.

(d) Debtor shall pay promptly when due all taxes, license fees, assessments and public and private charges levied or assessed on any of the Collateral, on its use, or on this Agreement or any of the other Debt Documents. At its option, Secured Party may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance, insurance and preservation of the Collateral and effect compliance with the terms of this Agreement or any of the other Debt Documents. Debtor agrees to reimburse Secured Party, on written demand, all costs and expenses reasonably incurred by Secured Party in connection with such payment or performance and agrees that such reimbursement obligation shall constitute Indebtedness.

(e) Debtor shall, at all times, keep accurate and complete records of the Collateral, and Secured Party shall have the right to inspect and make copies of all of Debtor’s books and records relating to the Collateral during normal business hours, after giving Debtor reasonable prior notice.

(f) Debtor agrees and acknowledges that any third person who may at any time possess all or any portion of the Collateral shall be deemed to hold, and shall hold, the Collateral as the agent of, and as pledge holder for, Secured Party. Secured Party may at any time give notice to any third person described in the preceding sentence that such third person is holding the Collateral as the agent of, and as pledge holder for, the Secured Party.

4.	INSURANCE.

(a) Debtor shall at all times that the Collateral is not in Secured Party’s possession bear the entire risk of any loss, theft, damage to, or destruction of, any of the Collateral from any cause whatsoever.

(b) Debtor agrees to keep the Collateral insured against loss or damage by fire and extended coverage perils, theft, burglary, and for any or all Collateral which are vehicles, for risk of loss by collision, and if requested by Secured Party, against such other risks as Secured Party may reasonably require. The insurance coverage shall be in an amount no less than the full replacement value of the Collateral, and deductible amounts, insurers and policies shall be acceptable to Secured Party. Debtor shall deliver to Secured Party policies or certificates of insurance evidencing such coverage. Each policy shall name Secured Party as a loss payee up to the limit of the value of the Collateral (as adjusted annually by advance paydowns), shall provide for coverage to Secured Party regardless of the breach by Debtor of any warranty or representation made therein, shall not be subject to co-insurance (other than standard deductibles), and shall provide that coverage may not be canceled or altered by the insurer except upon thirty (30) days prior written notice to Secured Party. Debtor appoints Secured Party as its attorney-in-fact to make proof of loss, claim for insurance and adjustments with insurers, and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments. Secured Party shall not act as Debtor’s attorney-in-fact unless Debtor is in default hereunder. Proceeds of insurance in an amount in excess of [...***...] per claim shall be applied, at the option of Secured Party, to repair or replace the Collateral or to reduce any of the Indebtedness.

5.	REPORTS.

(a) Debtor shall promptly notify Secured Party of: (i) any change in the name of Debtor, (ii) any change in the state of its incorporation, organization or registration, (iii) any relocation of its chief executive offices, (iv) any relocation of any of the Collateral, (v) any material amount of the Collateral being lost, stolen, missing, destroyed, materially damaged or worn out, or (vi) any

3

lien, claim or encumbrance other than Permitted Liens attaching to or being made against any of the Collateral.

(b) Upon reasonable request of Secured Party, Debtor will deliver to Secured Party financial information as requested by Secured Party concerning the Collateral.

6.	FURTHER ASSURANCES.

(a) Debtor shall, upon request of Secured Party, furnish to Secured Party such further information, execute and deliver to Secured Party such documents and instruments (including, without limitation, Uniform Commercial Code financing statements) and shall do such other acts and things as Secured Party may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, Debtor shall cooperate and do all acts reasonably requested by Secured Party to continue in Secured Party a perfected first security interest in the Collateral, and shall obtain and furnish to Secured Party any subordinations, releases, landlord waivers, lessor waivers, mortgagee waivers, or control agreements, and similar documents as may be from time to time reasonably requested by, and in form and substance satisfactory to, Secured Party.

(b) Debtor authorizes Secured Party to file a financing statement and amendments thereto describing the Collateral and containing any other information required by the applicable Uniform Commercial Code. Debtor shall, if any certificate of title be required or permitted by law for any of the Collateral, obtain and promptly deliver to Secured Party such certificate showing the lien of this Agreement with respect to the Collateral. Debtor ratifies its prior authorization for Secured Party to file financing statements and amendments thereto describing the Collateral and containing any other information required by the Uniform Commercial Code if filed prior to the date hereof.

(c) Debtor shall indemnify and defend the Secured Party, its successors and assigns, and their respective directors, officers and employees, from and against all claims, actions and suits (including, without limitation, related attorneys’ fees) of any kind whatsoever arising, directly or indirectly, in connection with any of the Collateral, except for claims, actions or suites arising from the gross negligence or willful misconduct of the Secured Party.

7.	DEFAULT AND REMEDIES.

(a) Debtor shall be in default under this Agreement and each of the other Debt Documents if:

(i) Debtor breaches its obligation to pay when due any installment or other amount due or coming due under any of the Debt Documents and fails to cure the breach within ten (10) business days after receipt of written notice from Secured Party of such breach;

(ii) Debtor, without the prior written consent of Secured Party, attempts to or does sell, rent, lease, license, mortgage, grant a security interest in, or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral;

(iii) Debtor breaches any of its insurance obligations under Section 4;

(iv) Debtor breaches any of its other obligations under any of the Debt Documents and fails to cure that breach within thirty (30) days after written notice from Secured Party;

(v) Any warranty, representation or statement made by Debtor in any of the Debt Documents or otherwise in connection with any of the Indebtedness shall be false or misleading in any material respect when made;

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(vi) Any of the Collateral is subjected to attachment, execution, levy, seizure or confiscation in any legal proceeding or otherwise, or if any legal or administrative proceeding is commenced against Debtor or any of the Collateral, which in the reasonable commercial judgment of Secured Party subjects any of the Collateral to a material risk of attachment, execution, levy, seizure or confiscation and no bond is posted or protective order obtained to negate such risk;

(vii) Debtor breaches or is in default under any other agreement between Debtor and Secured Party;

(viii) Debtor dissolves, terminates its existence, becomes insolvent or ceases to do business as a going concern;

(ix) A receiver is appointed for all or of any material part of the property of Debtor, or Debtor makes any assignment for the benefit of creditors;

(x) Debtor files a petition under any bankruptcy, insolvency or similar law, or any such petition is filed against Debtor and is not dismissed within sixty (60) days;

(xi) There is a material adverse change in the Debtor’s financial condition which results or could reasonably be expected to result in Debtor being unable to perform its obligations under this Agreement for the remainder of the term of this Agreement; or

(xii) At any time during the term of this Agreement a Change of Control (as defined in the Supply Agreement) involving a Competitor of Buyer(as defined in the Supply Agreement) occurs without Secured Party’s prior written consent, which consent will not be unreasonably withheld.

(b) If Debtor is in default hereunder, the Secured Party, at its option, may upon written notice to Debtor declare any or all of the Indebtedness to be immediately due and payable, without demand or notice to Debtor. The accelerated obligations and liabilities shall bear interest (both before and after any judgment) until paid in full at the lower of twelve percent (12%) per annum or the maximum rate not prohibited by applicable law.

(c) During a default hereunder, Secured Party shall have all of the rights and remedies of a Secured Party under the Uniform Commercial Code, and under any other applicable law. Without limiting the foregoing, Secured Party shall have the right to: (i) notify any account debtor of Debtor under any account or any obligor on any instrument which constitutes part of the Collateral to make payment to the Secured Party, (ii) with or without legal process, peaceably during normal business hours enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, (iii) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at said sale, or (iv) lease or otherwise dispose of all or part of the Collateral, applying proceeds from such disposition to the obligations then in default. If requested by Secured Party and upon reasonable prior written notice to Debtor, Debtor shall promptly assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Secured Party may also render any or all of the Collateral unusable at the Debtor’s premises (subject to the rights of third parties) and may dispose of such Collateral on such premises without liability for rent or costs. Any notice that Secured Party is required to give to Debtor under the Uniform Commercial Code of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given to the last known address of Debtor at [...***...].

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(d) Proceeds from any sale or lease or other disposition shall be applied: first, to all costs of repossession, storage, and disposition including without limitation reasonable and documented attorneys’, appraisers’, and auctioneers’ fees; second, to discharge the obligations then in default; third, to discharge any other Indebtedness of Debtor to Secured Party, whether as obligor, endorser, guarantor, surety or indemnitor; fourth, to expenses incurred and documented in paying or settling liens and claims against the Collateral; and lastly, to Debtor, if there exists any surplus. Debtor shall remain fully liable for any deficiency.

(e) Debtor agrees to pay all reasonable attorneys’ fees and other reasonable and necessary costs incurred and documented by Secured Party in connection with the enforcement, assertion, defense or preservation of Secured Party’s rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted. Debtor further agrees that such fees and costs shall constitute Indebtedness.

(f) Secured Party’s rights and remedies under this Agreement or otherwise arising are cumulative and may be exercised singularly or concurrently. Neither the failure nor any delay on the part of the Secured Party to exercise any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of that or any other right, power or privilege. SECURED PARTY SHALL NOT BE DEEMED TO HAVE WAIVED ANY OF ITS RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT, INSTRUMENT OR PAPER SIGNED BY DEBTOR UNLESS SUCH WAIVER IS EXPRESSED IN WRITING AND SIGNED BY SECURED PARTY. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

(g) DEBTOR AND SECURED PARTY UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER DEBT DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS BETWEEN DEBTOR AND SECURED PARTY RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN DEBTOR AND SECURED PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT UNDER THIS AGREEMENT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER DEBT DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.	MISCELLANEOUS.

(a) This Agreement and any of the other Debt Documents may be assigned, in whole or in part, by Secured Party with notice to Debtor, and Debtor agrees not to assert against any such assignee, or assignee’s assigns, any defense, set-off, recoupment claim or counterclaim which Debtor has or may at any time have against Secured Party for any reason whatsoever. Debtor agrees that if Debtor receives written notice of an assignment from Secured Party, Debtor will pay all amounts payable under any assigned Debt Documents to such assignee or as instructed by Secured Party. Debtor also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by Secured Party or assignee.

6

(b) All notices to be given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses set forth in this Agreement (unless and until a different address may be specified in a written notice to the other party), and shall be deemed given: (i) on the date of receipt if delivered in hand or by facsimile transmission, (ii) on the next business day after being sent by express mail, and (iii) on the fourth business day after being sent by regular, registered or certified mail. As used herein, the term “business day” shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York, U.S.A., are required or authorized to be closed.

(c) Secured Party may correct patent errors and fill in all blanks in this Agreement consistent with the agreement of the parties, and will provide prior notice thereof to Debtor.

(d) Time is of the essence of this Agreement. This Agreement shall be binding, jointly and severally, upon all parties described as the “Debtor” and their respective heirs, executors, representatives, successors and assigns, and shall inure to the benefit of Secured Party, its successors and assigns.

(e) This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior understandings (whether written, verbal or implied) with respect to such subject matter. THIS AGREEMENT SHALL NOT BE CHANGED OR TERMINATED ORALLY OR BY COURSE OF CONDUCT, BUT ONLY BY A WRITING SIGNED BY BOTH PARTIES. Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation of this Agreement.

(f) This Agreement shall continue in full force and effect until all of the Indebtedness has been indefeasibly paid in full to Secured Party or its assignee, and shall thereupon terminate. The surrender, upon payment or otherwise, of any Note or any of the other documents evidencing any of the Indebtedness shall not affect the right of Secured Party to retain the Collateral for such other Indebtedness as may then exist or as it may be reasonably contemplated will exist in the future. This Agreement shall automatically be reinstated if Secured Party is ever required to return or restore the payment of all or any portion of the Indebtedness (all as though such payment had never been made).

(g) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

(h) Other than as provided in this Agreement, the prevailing party in any legal action brought by one party against the other arising out of this Agreement will be entitled, in addition to any other rights it may have, to reimbursement of its reasonable costs and expenses associated with such legal action, including court costs, arbitration costs and reasonable attorneys’ fees.

IN WITNESS WHEREOF, Debtor and Secured Party, intending to be legally bound hereby, have duly executed this Agreement in one or more counterparts, each of which shall be deemed to be an original, as of the day and year first aforesaid.

7

SECURED PARTY:	DEBTOR:
GENERAL ELECTRIC COMPANY	TPI IOWA, LLC

By:	By:
Name:	Name:
Title:	Title:

8

APPENDIX 14

GE ASSET COVERAGE

	2007	2008				2009
[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
[...***...]		[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
[...***...]		[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
[...***...]									[...***...]
[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]

1

APPENDIX 15

CLASS A ASSETS

Description	Quantity	Total Value
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]

1

FIRST AMENDMENT

TO

SUPPLY AGREEMENT

BETWEEN

GENERAL ELECTRIC COMPANY

AND

TPI IOWA LLC

This First Amendment (hereinafter the “First Amendment”) to that certain Supply Agreement (the “Agreement”) effective as of September 6, 2007, is entered into and is effective as of June 11, 2010 (the “Amendment Effective Date”), by and between General Electric International, Inc., a corporation organized under the laws of the State of Delaware, U.S.A., acting through its GE Energy business, (“Buyer” or “GEE”) and TPI Iowa LLC, a limited liability company organized under the laws of the state of Delaware (“Seller”).

WHEREAS, Seller is in material breach of the Agreement as a result of multiple defaults and Buyer notified Seller of defaults (the “Defaults”) in a letter dated May 27, 2010 (the “Letter”);

WHEREAS, Buyer is entitled to certain rights and/or remedies as provided in the terms of the Agreement due to the Defaults and, Buyer has reserved all of its rights and/or remedies arising under the whole Agreement, at law and/or in equity due to the Defaults and all other matters related to the Agreement; and

WHEREAS, Buyer and Seller, notwithstanding the foregoing, without waiving any rights and/or remedies and without making any commitments beyond those contained in the Agreement or in this First Amendment, now desire to amend the Agreement as more fully set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	Section 9 of the Agreement is deleted in its entirety and replaced with the following:

9.	ADVANCE.

(a) In order for the Seller to meet Buyer’s demand for Components, Seller is required to invest in the Production Facility and the Storage Facility and make other investments in capital equipment and inventory related to the production of the Components. Seller has agreed to provide not less than an aggregate of six million, five hundred thousand U.S. dollars (USD $6,500,000.00) of Seller’s capital to facilitate such investments in a series of transactions with the first installment occurring on or before October 1, 2007. In addition, Buyer has agreed to make [...***...] facilitate such investments (collectively, the “Advance”); provided that Buyer’s providing such Advance is expressly conditioned on Seller’s compliance with Section 9(h). Buyer will provide Seller with the Advance per the following schedule:

Description	Payment Amount	Payment Date
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]

Notwithstanding the foregoing, the Advance shall only be payable by GEE on the dates set forth above provided that Buyer determines in its reasonable discretion, acting in good faith, that Seller is utilizing the Advance directly and exclusively for […***…]. If GEE determines otherwise, GEE shall be entitled to terminate the Agreement for Seller’s material breach. No interest will accrue on the Advance.

The Parties have agreed that the Advance shall be repaid to Buyer in cash via wire transfer per the following schedule:

Description	Payment Amount	Payment Date
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]

Buyer shall approve the Seller’s utilization of the Advance money on a case-by-case basis in writing by approving each individual purchase and expenditure [...***...] that is made with the Advance, provided however, that such approval shall not be unreasonably withheld, delayed or conditioned, and provided, further that Buyer’s approval shall be deemed to automatically have been provided to Seller if Buyer fails to respond within [...***...] in writing to Seller’s request for approval. All payments due from Seller pursuant to this Section 9(a) and not paid within seven (7) days after the due date for such payment will accrue interest at the rate of the lesser of one percent (1.0%) per month or the maximum amount allowed by law; such interest will be simple interest, calculated for each day elapsed in a given month. Seller may repay the Advance in full or in part at any time without penalty or premium.

(b) The obligation of Seller to fully repay the Advance as set forth in Section 9(a) and the Loan (defined below); the Advance and the Loan collectively referred to herein as the “Debt”) as set forth in Section 9(o) shall not be reduced or discharged by any alteration in the relationship between Seller and Buyer, or by any forbearance or indulgence by Buyer towards Seller, whether as to payment, time, performance or otherwise. Seller agrees to make any payment due hereunder or that becomes payable for the Debt without set-off or counterclaim, and without any legal formality such as protest or notice being necessary, and waives all privileges or rights which it may have (other than payment), including any right to require Buyer to claim payment or to exhaust remedies against any other person or entity.

(c) Notwithstanding any other provision of this Agreement, any outstanding balance of any of the Debt shall become immediately due and repayable to Buyer on demand in the event that: (i) Seller is unable to meet its material obligations to third parties other than Buyer as they mature and after the expiration of any cure periods related to any defaults and after giving effect to any applicable waivers, (ii) if any proceeding under the bankruptcy or insolvency laws is brought by or against Seller, and, in the event of any involuntary proceeding, such proceeding shall remain un-dismissed, un-stayed or un-bonded for sixty (60) days, (iii) a receiver for Seller is appointed or applied for, (iv) an assignment for the benefit of creditors is made by Seller, or (v) Buyer reasonably determines based upon objective, demonstrated evidence that the prospect of Seller’s repayment of the Debt is impaired; provided, however, that: (A) the condition(s) on which Buyer bases its determination remains uncured for thirty (30) days after written notice detailing such condition(s) is delivered to the Seller, and (B) Buyer’s right to repayment on demand of the Advance under this sub-Section 9(c)(v) shall not apply in any instance in which Buyer fails to meet its payment obligations under Section 2(a) or a Force Majeure Event (as defined below) has adversely affected Seller’s manufacturing capabilities of the Components at the Production Facility.

(d) Time is of the essence hereof. Notwithstanding any other provision of this Agreement, any outstanding balance of any of the Debt shall become immediately due and shall be repayable on demand in the event Seller is: (i) in material breach or default of its obligations under this Agreement and fails to remedy such breach of default within thirty (30) days after receipt of written notice from Buyer to cure such default and Buyer terminates the Agreement based on such breach; (ii) in material breach or default under any of the Orders placed under this Agreement and fails to cure such default within the time periods set forth in such Orders and Buyer terminates the Agreement based on such breach; (iii) Buyer otherwise terminates this Agreement in accordance with its terms; or (iv) with respect to the Loan, failure of any condition in

2

section 9(p) to have been fulfilled or met on a timely basis. Seller hereby waives presentment, demand for payment, notice of non-payment, protest, notice of protest, notice of dishonor and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting any amount of the Debt and agrees to pay (if permitted by law) all expenses incurred by Buyer in collection of the Debt, including Buyer’s reasonable attorneys’ fees. Section 9(c) shall take precedence over Section 9(d) in the event of any conflict or overlap between such sections.

(e) GEE shall be entitled to set-off any amount owing at any time from Seller to Buyer, its subsidiaries or affiliates, under this Agreement or any other agreement or order, including the obligations of Seller hereunder, against any amount payable at any time by Buyer to Seller.

(f) Seller shall be responsible for any sovereign, state, local, sales, use, value-added or any other taxes, fees or assessments arising out of or related to the Debt provided by Buyer to Seller. Buyer shall have no obligation to fund or provide Seller with any additional advance monies or loans in excess of or in addition to the Debt. Prepayments or credits granted by Seller to Buyer in payment of Seller’s obligations under this Section 9 shall be made net of any taxes or deductions, it being Seller’s obligation in making such additional payments or granting such additional credits to Buyer to ensure that Buyer receives the same amounts it would have received in the absence of any such tax or deduction.

(g) Seller shall maintain customary records concerning the Debt (the “Debt Payments File”) until repayment in full of all of the Debt. Subject to reasonable notice from Buyer, Seller shall permit Buyer’s representatives to review such Debt Payments File each January during the Term or until the repayment in full of the Debt. The Debt Payments File shall include at a minimum: (i) validation of all Debt payments repaid to Buyer; (ii) the total amount of any outstanding Debt not repaid to Buyer; and (iii) utilization of the Debt by Seller. In addition, at Buyer’s sole discretion, Buyer may require a yearly written certification signed by Buyer and Seller personnel confirming the outstanding balance of the Debt.

(h) As security for Seller’s repayment of the Debt, payments owed by Seller from time to time and the other Sellers’s obligations arising pursuant to this Section 9 (including, without limitation, Seller’s obligations arising out of failure to grant, maintain or preserve the security interests and their enforceability and priority status as per this subsection and/or to secure the sale of the Components contemplated hereunder), and as a condition precedent for any disbursements or other obligations incumbent upon the Buyer, Seller has granted a security interest to Buyer in the assets listed in Appendices 15 and 16 hereto (such assets collectively referred to herein as the “Class A Assets” or the “Collateral”) pursuant to the terms of that certain Master Security Agreement attached hereto as Appendix 13 (the “Security Agreement”); provided, however, that the Collateral listed on Appendix 16 shall no longer serve as Collateral upon repayment in full of the Loan.

(i) Until repayment in full of all of the Debt, Seller covenants that it will not sell, transfer or create any first priority lien or encumbrance on, or take any action that materially impairs the value of, any of the Collateral.

(j) In the event that Seller does not timely repay the Debt as set forth herein and Buyer is entitled to exercise its rights under Section 9(h), Section 9(o) and the Security Agreement, Seller will fully cooperate with any due diligence Buyer undertakes with regard to the Collateral prior to exercising its rights under Section 9(h), Section 9(o) and the Security Agreement, including providing Buyer with full access to and information about such Collateral.

(k) From the date of the first payment by the Buyer to the Seller of the Advance until the Advance has been fully repaid to Buyer (the “Draw Down Period”), Seller will provide to Buyer within fifteen (15) days after the end of each calendar quarter a report in a format consistent with Appendix 14 (“Seller Asset Statement”) as of the end of such calendar quarter.

(I) During the Draw Down Period, the GE Asset Coverage as such as identified on each Seller Asset Statement shall be greater than zero.

(m) During the Draw Down Period and if at the end of any calendar quarter therein Seller fails to comply with Section 9(l), then Buyer may: (i) terminate the Agreement for Seller’s material breach subject to the provisions of Section 3(c); or (ii) may suspend any Advance not yet paid in accordance with Section 9(a) until Seller is in compliance with Section 9(l), at which time Buyer promptly shall pay to Seller any installments of the Advance due pursuant to Section 9(a) and not received by Seller during such suspension period.

(n) Pursuant to and subject to the terms and conditions of this Agreement, as amended, including without limitation this Section 9 and the terms and conditions of Appendix 13 hereto, Buyer will loan Seller the

3

amount of [...***...] (the “Loan”) bearing interest at an annual interest rate of [...***...] on the principal of the advance outstanding from time to time. Seller shall repay the principal and interest to Buyer on or before December 31, 2011.

(o)(1) Seller shall, promptly upon the request of Buyer, and Buyer may, take such additional actions as Buyer may deem appropriate to ensure that Buyer’s security interest is and remains valid, perfected, and the first priority security interest in such Collateral, including without limitation the filing by Buyer of financing statements, continuation statements and the like and obtaining account control agreements.

(2) Buyer, as the Secured Party under the Security Agreement, hereby grants to Seller, as the Debtor under the Security Agreement, a one time forbearance under Section 7 of the Security Agreement with respect to the Defaults until the Cure Date. The parties further agree that: (i) if Seller cures the Defaults on or prior to the Cure Date, such Defaults shall not constitute a default for purposes of Section 7 of the Security Agreement and (ii) as of the date hereof, there has not been a material adverse change in Seller’s financial condition which has resulted or could reasonably be expected to result in Seller being unable to perform its obligations under the Security Agreement. Buyer and Seller agree and acknowledge that this Section (o)(2) does not amend the Security Agreement, including without limitation Section 7 thereof, but is a one time forbearance of Buyer’s application of Section 7 of the Security Agreement only with respect to the Defaults and that this forbearance does not create a course of dealing or course of performance and that Buyer shall not be required in the future to forbear from applying Section 7 of the Security Agreement in the same or different circumstances.

(p)(1) The following conditions shall be satisfied prior to Buyer’s obligation to make and fund the Loan and, as applicable, shall continue to be satisfied subsequent to Buyer’s making and funding of the Loan as conditions upon Buyer’s obligation to continue its extension of the Loan:

(A) TPI Composites, Inc. (“TPIC”) shall obtain an additional equity investment of at least [...***...];

(B) TPIC shall have made, on or after [...***...], one (1) or more capital contributions in an aggregate amount [...***...] to Seller;

(2) The following conditions shall be and shall continue to be satisfied on and after Buyer’s making and funding of the Loan as a condition upon Buyer’s obligation to continue its extension of the Loan:

(A) Seller shall not make, declare, pay or set aside for payment any dividend, LLC interest dividend, or any distribution of or on account of capital, nor any distribution of or return of capital, nor will any of the investment required in Seller by this Section 9(p) be repaid, retired, redeemed or the like by Seller in whole or in part until such time as the Loan, including interest, is fully repaid to Buyer; or

(B) Seller shall not take any other action that would otherwise substantially and/or materially reduce the assets of Seller.

(3) The following condition shall be satisfied, no later than the Cure Date (defined below) as a condition upon Buyer’s obligation to continue its extension of the Loan:

(A) Seller shall cure the Defaults, including without limitation, remediating its quality control system to Buyer’s satisfaction prior to [...***...] (the “Cure Date”) and shall comply with all of Buyer’s qualification requirements, including without limitation [...***...] (the “Test Blade”), where such test shall be conducted at [...***...] on or before the Cure Date.

(q) Buyer hereby agrees to grant a one time forbearance to Seller under Section 9(d)(i) with respect to the Defaults, Thus, Seller shall not be required to cure the Defaults within thirty (30) days under Section 9(d)(i), but rather, Supplier shall be required to cure the Defaults on or before the Cure Date. Buyer and Seller agree and acknowledge that this Section 9(q) does not amend Section 9(d), but is a one time forbearance of Buyer’s application of Section 9(d) only with respect to the Defaults and that this forbearance does not create a course of dealing or course of performance and that Buyer shall not be required in the future to forbear from applying Section 9(d) in the same or different circumstances.

(r) If the Test Blade successfully completes the static and fatigue test required by Section 9(p)(3)(A), then, within five (5) business days thereafter, the parties shall meet to review the status of Seller’s remediation efforts to cure the Defaults. No later than the Cure Date, Buyer shall communicate to Seller, in writing,

4

Buyer’s position regarding whether Seller has cured the Defaults. However, notwithstanding the foregoing and if Buyer notifies Seller in such communication that Buyer agrees that Seller has cured the Defaults, Seller agrees that Buyer shall not have waived any claims for costs, damages, expenses and the like to which Buyer may be entitled under the Agreement and this First Amendment as a result of and/or in connection with all or any of the Defaults,

(s) Buyer shall fund the Loan amount to Seller within [...***...] of Seller’s completion, to Buyer’s satisfaction, of all conditions precedent to the extension and funding of the Loan as set forth in Section 9(p)(1) or of the execution of this First Amendment, which ever occurs last.

(t) In addition to and separate from the requirements of sub-sections (k), (I) and (m), for so long as the Loan is outstanding, Seller shall not suffer or permit the total book value of the Collateral to fall below: [...***...]. Should such value fall below the requirements of the first sentence of this sub-section (t), Seller shall, within ten (10) business days, provide additional collateral to increase the total book value of the Collateral to an amount at or above the requirements of the first sentence of this sub-section (t). The forecasted value of the Collateral from the date of the First Amendment until the end of the year 2011 is listed on Exhibit 2 hereto. Buyer may utilize a third party appraiser to ensure that the book value of Collateral is and continues to be in accordance with the requirements of this sub-section (t).

2.	The Agreement is hereby amended to delete Appendix 14 in its entirety and replace said appendix with Appendix 14 attached hereto.

3.	The Agreement is hereby amended to incorporate Appendix 16 attached hereto.

4.	The Agreement is hereby amended such that pricing thereunder for Components sold to Buyer during the years 2011 and 2012 will be [...***...] to occur after all other revisions to such [...***...].

5.	The volume pricing schedule for Components under the Agreement is hereby amended to reduce the quantities of Components that Buyer must purchase from Seller so as for Buyer to be entitled to pricing [...***...] for the years 2011 and 2012. For the avoidance of doubt, a Component set consists of three (3) individual Components.

6.	The Agreement is hereby amended such that, subject to the terms and conditions thereof and Buyer’s rights and remedies thereunder, Buyer’s obligation to purchase Components for the year 2010 and Seller’s obligation to deliver Components for the year [...***...].

7.	[...***...] all Components produced after January 1, 2011. Appendix 2 of the Agreement is hereby amended to include the description of such [...***...] in Exhibit A attached hereto. Seller is further required to meet all of Buyer’s qualification requirements with respect to [...***...] on or before December 1, 2010. For the avoidance of doubt, Buyer’s obligation to purchase any Components after [...***...], is conditioned upon Seller meeting all its obligations under the Agreement with respect to such Components, including without limitation the foregoing requirement to meet all of Buyer’s qualification requirements.

8.	Buyer hereby agrees to grant a one time forbearance to Seller under Section 3(c) of the Agreement with respect to the Defaults. Specifically, Seller shall not be required to cure the Defaults within [...***...] under Section 3(c), but rather, Seller shall be required to cure the Defaults on or before the Cure Date. Buyer and Seller agree and acknowledge that this Section 8 does not amend Section 3(c), but is a one time forbearance of Buyer’s application of Section 3(c) only with respect to the Defaults and that this forbearance does not create a course of dealing or course of performance and that Buyer shall not be required in the future to forbear from applying Section 3(c) in the same or different circumstances.

5

9.	[...***...].

10.	[...***...]. For avoidance of doubt, under the Agreement and this First Amendment among its other obligations thereunder, Seller is responsible for all costs and damages regarding all such Components, including without limitation visual inspection, ultrasonic testing (“UT”) and repair and/or replacement of such Components.

11.	The parties further [...***...].

12.	After execution of this First Amendment, Buyer will accept delivery of, allow Seller to invoice Buyer for, and make payment on a total of [...***...] of Seller-produced [...***...] currently located at Seller’s facility that have been fully repaired by Seller and which such repairs have already been approved by Buyer. In exchange for Buyer’s purchase of the [...***...] Blades, Seller voluntarily and knowingly releases and forever discharges: (a) GEE; (b) any and all of GEE’s past, present and future parent, subsidiary and affiliated companies, divisions, components and joint venture partners; (c) each of the foregoing’s past, present and future insurers, reinsurers, predecessors, heirs, executors, administrators, successors, assigns and predecessors in interest; and (d) each of the foregoing’s past, present and future attorneys, accountants, representatives, officers, directors, shareholders, employees and/or agents, of and from all manner of actions, causes of action, lawsuits, claims, counterclaims, judgments, damages, debts, dues, sums of money, accounts, bonds, bills, executions, obligations, liabilities, promises, defenses, agreements, covenants, contracts, controversies, promises, variances, trespasses, costs, expenses (including attorneys’ fees) and demands of whatever kind or nature, whether known or unknown, in law or in equity, that Supplier ever had, now has or which its heirs, executors, administrators, successors and assigns hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever, including any matter, cause or thing whatsoever, whether known or unknown, in any way related to or arising, whether directly or indirectly, from payments or other obligations of GEE under the Agreement relating to the purchase of Supplier-produced [...***...] wind turbine blades. This Agreement extends to any such claims or demands whether founded upon contract or tort, federal, state or local statute, regulation or common law, or any other theory or grounds.

13.	All Seller-produced Components produced prior to the Cure Date will carry an additional twelve (12) months warranty for a total warranty period of three (3) years from the Date of Commercial Operation (as such term is defined in Section 9 of Appendix 3 of the Agreement).

14.

The parties agree that neither execution and delivery of this First Amendment nor performance thereunder or otherwise under the Agreement will constitute a cure of the Defaults. Buyer has reserved, Seller hereby reserves and both parties shall continue to reserve, all rights and remedies regarding the Defaults or otherwise

6

under the Letter, this First Amendment, the Agreement and/or otherwise and, except as expressly set forth in this First Amendment, will continue to have and reserve all such rights and remedies following execution and performance of this First Amendment.

15.	All of the other terms and conditions of the Agreement shall remain in full force and effect other than as modified herein. Upon execution by all parties, this First Amendment shall form a part of the Agreement. Capitalized terms used in this Amendment and the Agreement, as so amended, shall have the meanings given to them in the Agreement or the Amendment, as applicable. This First Amendment is not a consent to any waiver or modification of any other terms or condition of the Agreement and shall not prejudice any rights which either of the parties may have, now or in the future, in connection with the Agreement.

16.	This First Amendment may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single amendment, with the same effect as if the signatures hereto and thereto were upon the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has caused the First Amendment to the Agreement to be executed by its duly authorized officer or representative on the date listed below.

GENERAL ELECTRIC INTERNATIONAL, INC., acting through its GE Energy business		TPI IOWA LLC

[...***...]		[...***..]:
[...***...]		[...***..]:
Title:	[...***...]	Title:	[...***...]

Date:	7/13/10	Date:	7/9/10

7

Appendix 14

GE Asset Coverage Schedule – TPI Iowa

[...***...]

1

Appendix 16

(a) All money, cash, bank accounts and deposit accounts of Seller of any kind, whether now existing or hereafter arising;

(b) All inventory of Seller, wherever located, now or hereafter existing including, but not limited to: (i) raw materials, work in process and finished goods thereof and (ii) goods which are returned to or repossessed by Seller;

(c) All accounts receivable of any kind, whether now existing or hereafter arising, of Seller;

(d) The property, plant and equipment of Seller of any kind, whether now existing or hereafter arising, including without limitation the property, plant or equipment listed on the Exhibit 1 attached hereto but excluding the specific assets described on Exhibit 3 attached hereto (and all proceeds of such specific assets); and

(e) All products and proceeds of any and all of the foregoing Collateral.

1

Exhibit 1

Property, Plant and Equipment

[...***...]

1

Exhibit 2

Forecasted Value of the Collateral

[...***...]

11

TPI Iowa LLC	Exhibit 3
Assets Available for Collateral

	Date Acquired	Model #	Mfg Serial Number	Cost
[...***...]

1

Exhibit A

[...***...]

1

SECOND AMENDMENT

to

SUPPLY AGREEMENT

between

GENERAL ELECTRIC COMPANY

and

TPI IOWA LLC

This Second Amendment (hereinafter the “Second Amendment”) is entered into and is effective as of October 29, 2010 (the “Second Amendment Effective Date”), by and between General Electric International, Inc., a corporation organized under the laws of the State of Delaware, U.S.A., acting through its GE Energy business, (“Buyer” or “GEE”) and TPI Iowa LLC, a limited liability company organized under the laws of the state of Delaware (“Seller”).

WHEREAS, the parties entered into that certain Supply Agreement (the “Agreement”) effective as of September 6, 2007;

WHEREAS, the parties executed a First Amendment to the Agreement with an effective date of June 11, 2010 (the “First Amendment”; the Agreement as amended by the First Amendment hereinafter referred to as the “First Amended Agreement”; and the First Amended Agreement as amended by this Second Amendment hereinafter referred to as the “Second Amended Agreement”);

WHEREAS, Seller is in material breach of the Agreement as a result of multiple defaults, and Buyer notified Seller of defaults (the “Defaults”) in a letter dated May 27, 2010 (the “Letter”);

WHEREAS, prior to the execution of this Second Amendment, Buyer is entitled to certain rights and/or remedies, inter alia, as provided in the terms of the First Amended Agreement due to the Defaults, and each of the parties reserved all of its respective rights and/or remedies arising, inter alia, under the First Amended Agreement, at law and/or in equity due to the Defaults and all other matters related to the First Amended Agreement;

WHEREAS, Buyer sought adequate assurance of Seller’s performance under the First Amended Agreement through Buyer’s letter to Seller dated July 23, 2010 (the “Demand for Adequate Assurance”). Seller responded to Buyer’s Demand for Adequate Assurance through a letter dated July 27, 2010 (“Seller’s Response”), and Buyer replied to Seller’s response through Buyer’s letter dated August 12, 2010 (“Buyer’s Response”); and

WHEREAS, Buyer and Seller, notwithstanding the foregoing, without waiving any rights and/or remedies, except as provided in Section 2 hereof, and without making any commitments beyond those contained in the First Amended Agreement or in this Second Amendment, now desire to amend the First Amended Agreement as more fully set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	The parties acknowledge that the foregoing recitals in this Second Amendment are true.

2.	(a) The parties acknowledge the existence of a good faith dispute arising out of the facts and circumstances described in the Demand for Adequate Assurance, Seller’s Response and Buyer’s Response, namely the following (collectively, the “Dispute”):

(i)	Buyer’s allegations, including that it had reasonable grounds for insecurity and thereby had the right to suspend its obligations under the First Amended Agreement;

(ii)	Seller’s allegations, including that: (A) Buyer had no right to demand adequate assurance from Seller; (B) in any event, no reasonable grounds for insecurity existed; and (C) Buyer was in default of Buyer’s obligations under Section 9 of the First Amended Agreement; and

(iii)	Buyer’s denial of Seller’s allegations.

(b)	The parties hereby resolve, fully and finally, the Dispute through the execution of this Second Amendment. As a result, neither party shall have or assert a claim against the other arising out of or in connection with the Dispute.

(c)	For avoidance of doubt, nothing in this paragraph shall alter, amend or detract from the provisions of Sections 8 or 9 of this Second Amendment.

3.	Seller represents, warrants and covenants that it has deposited the cash portion of the Collateral to the relevant bank account in which Seller granted to Buyer a security interest and with respect to which the parties executed an account control agreement and that such Collateral, in material part, will continue to reside in such account as required under the First Amended Agreement unless Seller obtains approval from Buyer to transfer such Collateral to another account.

4.	Section 9 of the Agreement, as previously amended, is further amended as follows:

(a)	Sub-paragraph (p)(3)(A) of Section 9 is deleted in its entirety and replaced with the following:

(p)(3) The following condition shall be satisfied, no later than the Cure Date (defined below) as a condition upon Buyer’s obligation to continue its extension of the Loan:

(A) Seller shall cure the Defaults, including without limitation, remediating its quality control system to Buyer’s satisfaction prior to November 12, 2010 (the “Cure Date”) and shall comply with all of Buyer’s qualification requirements, including without limitation [...***...] (the “Test Blade”), where such test shall be conducted at the [...***...] on or before the Cure Date.

(b)	Sub-paragraph (s) of Section 9 is deleted in its entirety and replaced with the following:

(s) Buyer shall fund the Loan amount to Seller within ten (10) business days of the parties’ execution of the Second Amendment.

5.	Buyer hereby agrees to grant another one time forbearance to Seller under Section 3(c) of the Agreement with respect to the Defaults. Specifically,

(a)	Seller shall not be required to cure the Defaults within thirty (30) days under Section 3(c), but rather, Seller shall be required to cure the Defaults on or before the Cure Date (as defined in this Second Amendment).

(b)	Buyer and Seller agree and acknowledge that this Section 5 does not amend Section 3(c), but is a one time forbearance of Buyer’s application of Section 3(c) only with respect to the Defaults and that this forbearance does not create a course of dealing or course of performance and that Buyer shall not be required in the future to forbear from applying Section 3(c) in the same or different circumstances.

6.	Buyer hereby agrees to resume its customary performance of its obligations under the Amended Agreement, as further amended by this Second Agreement.

7.	Section 7 of the First Amendment is deleted in its entirety and replaced with the following:

7.	Seller shall transition its production of Components from Buyer’s [...***...] wind turbine blades (“[...***...] Blades”) to Buyer’s [...***...] wind turbine blades (“[...***...] Blades”) for all Components produced after January 1, 2011. Appendix 2 of the Agreement is hereby amended to include the description of such [...***...] Blades contained in Exhibit A attached hereto. Seller is further required to meet all of Buyer’s qualification requirements with respect to [...***...] Blades on or before January 1, 2011. For the avoidance of doubt, Buyer’s obligation to purchase any Components after January 1, 2011, is conditioned upon Seller meeting all its obligations under the Agreement with respect to such Components, including without limitation the foregoing requirement to meet all of Buyer’s qualification requirements with respect to the [...***...] Blades. Notwithstanding the foregoing, Seller shall be entitled to manufacture, during calendar year 2010, an additional [...***...] (“Additional Components”) of [...***...] Blades to be delivered and invoiced to Seller in calendar year 2011. The Additional Components will comprise a portion of the total amount of Components to be delivered by Seller to Buyer in the calendar year 2011 hereunder.

8.	Without limiting the application of any of the terms of the Second Amended Agreement, for the avoidance of doubt, (i) for any Components accepted by Buyer prior to the Second Amendment Effective Date, title for such Components has passed to Buyer in accordance with Section 3.2 of Appendix 3 of the Second Amended Agreement, and (ii) for any Components accepted by Seller on or after the Second Amendment Effective Date, but prior to cure of the Defaults, such Components shall be subject to the delivery and acceptance terms of the Second Amended Agreement.

2

9.	The parties agree that neither execution and delivery of this Second Amendment nor performance thereunder or otherwise under the Second Amended Agreement will constitute a cure of the Defaults. Each of the parties has reserved, and both parties shall continue to reserve, all rights and remedies regarding the Defaults or otherwise (for avoidance of doubt, not including the Dispute) under the Letter, the First Amendment, this Second Amendment, the Agreement and/or otherwise and, except as expressly set forth in the First Amendment and this Second Amendment, will continue to have and reserve all such rights and remedies following execution and performance of this Second Amendment.

10.	The parties further agree that Seller shall accept Buyer’s recently-revised specification [...***...] (the “Revised Specification”), for the manufacture of the Components under the Amended Agreement. In return for Seller’s acceptance of the Revised Specification, [...***...], within ten (10) days of the Second Amendment Effective Date, [...***...].

11.	All of the other terms and conditions of the First Amended Agreement shall remain in full force and effect other than as modified herein. Upon execution by all parties, this Second Amendment shall form a part of the First Amended Agreement. Capitalized terms used in this Second Amendment and the First Amended Agreement, as so amended, and/or in the Agreement, shall have the meanings given to them in the Agreement, the First Amended Agreement or this Second Amendment, as applicable. This Second Amendment is not a consent to any waiver or modification of any other terms or condition of the First Amended Agreement and shall not prejudice any rights which either of the parties may have, now or in the future, in connection with the First Amended Agreement.

12.	This Second Amendment may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single amendment, with the same effect as if the signatures hereto and thereto were upon the same instrument.

13.	This Second Amendment is a legal, valid and binding obligation of the parties and their successors and, to the extent this Second Amendment is assignable, to their assigns.

IN WITNESS WHEREOF, each of the parties hereto has caused the Second Amendment to the First Amended Agreement to be executed by its duly authorized officer or representative on the date listed below.

GENERAL ELECTRIC INTERNATIONAL, INC., acting through its GE Energy business		TPI IOWA LLC

[...***...]		[...***...]
[...***...]		[...***...]
Title:	[...***...]	Title:	[...***...]

Date:	11/1/2010	Date:	11/2/2010

3

THIRD AMENDMENT

To

SUPPLY AGREEMENT

Between

GENERAL ELECTRIC INTERNATIONAL, INC.

And

TPI IOWA, LLC

This THIRD AMENDMENT (the “Third Amendment”) to the SUPPLY AGREEMENT is entered into as of October , 2013 (the “Effective Date”) by and between GENERAL ELECTRIC INTERNATIONAL, INC., a Delaware corporation, through its GE POWER & WATER business, formerly known as GE ENERGY business, having a principal place of business at 1 River Road, Schenectady, NY 12345 (“ “Buyer”) and TPI Iowa, LLC, a Delaware limited liability company, having a principal place of business at 2300 North 33rd Ave E, P.O. Box 847, Newton, IA 50208 (“Seller”). Buyer and Seller are referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, on or about September 6, 2007, Buyer and Seller entered into a supply agreement, as amended by that First Amendment to the Supply Agreement dated effective June 1, 2010 and that Second Amendment to Supply Agreement dated effective October 29, 2010 (as amended, the “Supply Agreement”) for the purchase and sale of certain wind turbine rotor blades, as more specifically set forth in the Supply Agreement; and

WHEREAS, Buyer and Seller desire to enter into this Third Amendment to further amend the Supply Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

Section 1. Defined Terms

Capitalized terms used in this Third Amendment shall have the meanings given to them in the Supply Agreement, unless otherwise specifically defined herein.

Section 2. Amendments to Supply Agreement.

(a) Section 3(a) of the Supply Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

1

“Unless extended or unless terminated under this Section 3, this Agreement will remain in effect until December 31, 2016 (the “Term”),”

(b) Section 3(b) of the Supply Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“Beginning in 2015, Buyer may terminate this Agreement without cause by giving prior written notice to Seller in accordance with Appendix 4, provided that Buyer shall: (i) pay to Seller the applicable termination for convenience fees set forth in Appendix 4; [...***...], less any outstanding Advance, after which the Advance shall be deemed to have been paid in full. Seller waives all termination claims not specifically reserved in this Agreement.”

(c) Appendix 2 of the Supply Agreement is hereby amended by adding the following to the end of the first paragraph thereof:

For purposes of this Agreement, from and after the Effective Date, the term Component shall mean only the wind turbine blades specified in Buyer’s drawing number [...***...] as further described in the specifications previously delivered to the Seller which specifications may be changed by Buyer and agreed to by the Seller from time to time.”

(d) Appendix 2 of the Supply Agreement is hereby further amended by the following new paragraph after the fifth paragraph thereof:

“The initial Price Schedules for the wind turbine blade specified in Buyer’s drawing [...***...] and for the wind turbine blade specified in Buyer’s drawing [...***...], beginning in 2014, shall be [...***...] for the wind turbine blade specified in [...***...] for the wind turbine blade specified in [...***...], and such resulting prices, as such prices may be adjusted as set forth herein, are referred to herein as the “Full Capacity Price(s)”.

(e) Section 3.2 of Appendix 3 of the Supply Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“Title for goods ordered by Buyer pursuant to the terms of the Supply Agreement shall pass from Seller to Buyer when such goods [...***...]. Notwithstanding anything herein to the contrary, all damages and losses at the Storage

2

Facility, including, without limitation, the goods will be borne by Seller, and Seller will [...***...]. Unless otherwise stated on the face of this Order, all goods provided under this Order shall be [...***...]. All delivery designations are INCOTERMS 2010. NOTE: In all cases, Seller must provide to Buyer, via the packing list and the customs invoice (as applicable), the country of origin and the appropriate export classification codes including, if applicable, the Export Control Classification Number (ECCN) and the Harmonized Tariff Codes of each and every one of the goods supplied pursuant to this Order, including in sufficient detail to satisfy applicable trade preferential or customs agreements, if any.”

(f) Appendix 4 of the Supply Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

PREMIUM PAYABLE BY BUYER UPON TERMINATION FOR CONVENIENCE

Buyer will pay to Seller a termination for convenience fee in accordance with the following schedule:

Effective date of termination for convenience	Termination for convenience notice obligations:	Termination for convenience fee payable by Buyer:
[...***...]	[...***...]	[...***...]
On or after [...***...]	[...***...]	[...***...]

Section 3. Reference to and Effect on the Supply Agreement and the First and Second Amendments.

(a) On and after the Effective Date of this Third Amendment, each reference in the Supply Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring

3

to the Supply Agreement shall mean and be a reference to the Supply Agreement, as amended by this Third Amendment.

(b) The Supply Agreement, including all of the Parties’ obligations thereunder that arose prior to the Effective Date of this Third Amendment, are and shall continue to be in full force and effect, except as modified by the Third Amendment, are hereby in all respects ratified and confirmed.

Section 4. Governing Law. This Third Amendment shall be governed by New York law, excluding its conflict of laws rules. All disputes relating to this Third Amendment that cannot be resolved by negotiation shall be resolved by litigation in the state or federal courts of New York.

Section 4. Execution in Counterparts. This Third Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Third Amendment by facsimile or email shall be effective as delivery of a manually executed counterpart of this Third Amendment.

IN WITNESS WHEREOF, the Parties hereto have caused this Third Amendment to be executed by their respective authorized representatives as of the date first written above.

GENERAL ELECTRIC INTERNATIONAL, INC., acting through its GE Energy business	TPI IOWA LLC

By:	[...***...]
Name:	[...***...]
Title:	Title:	[...***...]

Date:	Date:	October 18, 2013

4

FOURTH AMENDMENT

To

SUPPLY AGREEMENT

Between

GENERAL ELECTRIC INTERNATIONAL, INC.

And

TPI IOWA, LLC

This FOURTH AMENDMENT (the “Fourth Amendment”) to the SUPPLY AGREEMENT is entered into as of December l, 2014 (the “Effective Date”) between GENERAL ELECTRIC INTERNATIONAL, INC., a Delaware corporation, through its GE POWER & WATER business, (formerly known as its GE ENERGY business), having a principal place of business at 1 River Road, Schenectady, NY 12345 (“Buyer”) and TPI Iowa, LLC, a Delaware limited liability company, having a principal place of business at 2300 North 33rd Ave E, P.O. Box 847, Newton, IA 50208 (“Seller”). Buyer and Seller are referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, on or about September 6, 2007, Buyer and Seller entered into a supply agreement, as amended by that First Amendment to the Supply Agreement dated effective June 1, 2010, that Second Amendment to Supply Agreement dated effective October 29, 2010 and that Third Amendment to the Supply Agreement dated October 31, 2013 (as amended, the “Supply Agreement”) for the purchase and sale of certain wind turbine blades, as more specifically set forth in the Supply Agreement; and

WHEREAS, Buyer and Seller desire to enter into this Fourth Amendment to further amend the Supply Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

Section 1. Defined Terms

Capitalized terms used in this Fourth Amendment, shall have the meanings given to them in the Supply Agreement, unless otherwise specifically defined herein.

Section 2. Amendments to Supply Agreement.

(A) Section 1 of the Supply Agreement is hereby amended by adding the following new Sections (h) and (i):

“(h) Subject to any reductions in Buyer’s purchase commitment as provided in this Section 1 or as otherwise provided in this Agreement, Buyer agrees to purchase during each calendar year the minimum number of Component sets for each Component specified in Appendix 2 for such calendar year (“Annual Purchase Commitment”). For the avoidance of doubt, Buyer’s Annual Purchase Commitment for calendar years 2014 and 2015 are as specified in Appendix 2 and for calendar years 2016-2018 shall equal at least [...***...] as provided in this Section 1. In calendar years 2014 and 2015 Seller shall be obligated to sell to Buyer the number of Components sets that equal Buyer’s Annual Purchase

Commitment for such years. Beginning in calendar year 2016 and during each calendar year thereafter, Seller shall be obligated to sell to Buyer the number of Component sets for each Component specified on Appendix 2 that equate to [...***...]. Notwithstanding the foregoing, Buyer shall have no obligation to purchase in any calendar year the number of Components sets specified on Appendix 2 that equates to [...***...] to the extent that it exceeds [...***...] for such calendar years. The Annual Purchase Commitment for the [...***...] Components, the [...***...] Components and the [...***...] Components specified in Appendix 2 are each referred to herein as “[...***...] Annual Purchase Commitment”, the “[...***...] Annual Purchase Commitment” and the “[...***...] Annual Purchase Commitment”, respectively.

(i) Buyer’s Affiliate (s) may place Orders pursuant to the terms and conditions of this Agreement and applicable appendices. The individual Orders shall be concluded directly between Buyer or the relevant Affiliate of Buyer, on the one hand, and Seller, on the other hand. The obligations hereunder related to Buyer’s Annual Purchase Commitment shall only apply and be binding upon Buyer and not any Affiliate(s) placing Orders; except that (i) any Components purchased by Buyer’s Affiliates shall be counted toward Buyer’s Annual Purchase Commitment and (ii) any events which, pursuant to the terms of this Agreement, would cause a reduction in Buyer’s Annual Purchase Commitment if experienced by Buyer shall reduce Buyer’s Annual Purchase Commitment if experienced by an Affiliate. In enforcing its rights under this Agreement and any Order issued hereunder, Seller shall look solely to the purchasing entity, either Buyer or the applicable Affiliate, as the case maybe. For avoidance of doubt and subject to the terms herein, Buyer has entered into this Agreement on behalf of itself and on behalf of its Affiliates to an extent that an Affiliate places an Order hereunder. Any Buyer Affiliate placing an Order shall be entitled to all of Buyer’s rights and remedies under this Agreement; provided, however, Buyer not Buyer’s Affiliate shall be the only party that can terminate this Agreement pursuant to Section 3 or assign this Agreement pursuant to Section 7. Except to the extent there is a conflict between this Agreement and an Order placed by a Buyer Affiliate whereby this Agreement shall govern pursuant to Section 1 (a), nothing precludes a Buyer Affiliate from exercising all of its rights and remedies under an Order. Commencing in calendar year 2015, the Annual Purchase Forecast placed by Buyer shall include any purchases that would be made by Buyer or a Buyer Affiliate during the following calendar year. Similarly, Buyer’s October Orders shall also include any anticipated Affiliate purchases for the following calendar year. To the extent that an Affiliate places an Order under this Agreement the October Orders shall be amended to reduce the number of Components by the number of Components set forth in the Affiliates Orders for the applicable calendar year.”

(B) Section 2 of the Agreement is hereby amended by adding the following new Section (d):

“(d) Notwithstanding any provision of this Agreement to the contrary, in calendar years 2014 and 2015, Buyer shall purchase from Seller and Seller shall sell to Buyer the Components at the Price Schedules set forth in Appendix 2 [...***...] 2014 or 2015, [...***...] April 30th in [...***...].

[...***...] For avoidance of doubt, for calendar years 2016 through 2018, Section 2(b)(v) shall apply. The Annual Purchase Forecast, Planned Capacity level or Volume Guarantee Period, shall not apply to the ordering or pricing in calendar years 2014 and 2015 but shall apply in calendar years 2016 through 2018.”

(C) Section 3(a) of the Supply Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“Unless extended or unless terminated under this Section 3, this Agreement will remain in effect until December 31, 2018 (the “Term”).”

(D) Section 3(b) of the Supply Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“Commencing in calendar year 2017, Buyer may terminate this Agreement without cause by giving prior written notice to Seller in accordance with Appendix 4, provided that Buyer shall pay to Seller the applicable termination for convenience fees set forth in Appendix 4. Seller waives all termination claims not specifically reserved in this Agreement.”

(E) Section 4 of the Supply Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“All notices under this Agreement shall be in writing and (i) if delivered personally or by an internationally recognized overnight courier, be deemed given upon delivery; (ii) if sent by registered or certified mail, return receipt requested, be deemed given upon receipt; or (iii) if transmitted electronically, be deemed given on the date accessible electronically. Notwithstanding the foregoing, any notice under this Agreement regarding a claim, demand, breach, termination or extension of Term or assignment, shall be sent an internationally recognized overnight courier. A party may from time to time change its address or designee for notification purposes by giving the other prior written notice of the new address or designee and the date upon which it will become effective. Notices shall be sent to the parties at the following addresses:

Buyer	Seller
[...***...]	[...***...]
1 River Road, Building 53	8501 N. Scottsdale Rd., Suite 280
Schenectady, NY 12345	Scottsdale, AZ 85253
[...***...]	[...***...]
[...***...]	[...***...]

(F) Section 12(a) of the Supply Agreement is hereby amended by adding the following sentence to the end of the Section:

“Seller agrees that, after Seller commences serial production of the [...***...] Component, the addition of [...***...] as required by Buyer shall not be treated as a “new blade model” under this Agreement, but rather as a PO change subject to the provisions of Section 6 of the GEE Purchase Terms.”

(G) Section 12(b) of the Supply Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(b) Notwithstanding the foregoing, after Seller commences production of the [...***...] Component pursuant to this Agreement, if the Production Facility or Storage Facility must be further expanded or retooled due to the introduction of new blade models, [...***...]. For the avoidance of doubt, this Section 12(b) shall not apply to Seller’s transition to [...***...] Components in accordance with Section 19 below.”

(H) The Supply Agreement is hereby amended by adding the following new Section 13(d):

“(d) In addition to Buyer’s other right or remedies herein, in the event that Seller fails to deliver on or before [...***...] (the [...***...] Due Date”), the number of [...***...] Component sets equal to Buyer’s [...***...] Annual Purchase Commitment for calendar years [...***...] (the “[...***...] Purchase Commitment”), Seller agrees to pay to Buyer an amount equal to $[...***...] USD for each [...***...] Component set below the [...***...] Purchase Commitment (the “[...***...] Damages”). Such amount shall be paid to Buyer on or before [...***...]. The foregoing [...***...] Damages shall not be capped by any limitation on the amount of damages herein. The number of Component sets used in calculating the [...***...] Damages shall not be subject to any reduction from the number of Components set forth on Table 1 to the extent the reduction in the [...***...] Annual Purchase Commitment is caused directly or indirectly by Seller; provided, however, it shall be subject to any reductions resulting from Section 19(c). Seller’s obligations under this Section 13(d) are contingent upon Buyer placing Orders for its [...***...] Purchase Commitment. In the event that Seller’s performance obligations are suspended by Buyer under Section 10 of the GEE Purchase Terms or extended by Buyer under Section 6 of the GEE Purchase Terms or delayed by a Force Majeure as provided in Section 15, prior to the [...***...] Due Date, the [...***...] Due Date shall be extended by the number days suspended, extended or delayed.”

(I) The Supply Agreement is hereby amended by adding the following new Section 19:

“19. TRANSITION TO [...***...] COMPONENTS AND [...***...] COMPONENTS.

(a) On or about [...***...], Seller commenced the transition of its production of Components from Buyer’s [...***...] Components to Buyer’s [...***...] Components and each of their variations, as more fully described in Appendix 2. Seller’s production of the [...***...] Component commenced on [...***...]. For clarification purposes the reference to [...***...] Component and [...***...] Component refers to the different model types that may include for example [...***...]. The transition required the conversion of [...***...] of the [...***...] Component molds owned by Buyer and utilized by Seller at its Production Facility. [...***...].

(b) Commencing in the first quarter of 2015, Seller shall begin the transition of its production of Components from [...***...] Components to [...***...] Components and its model variations as Seller’s production of the first [...***...] Component shall commence on or before April 10, 2015 (the “[...***...] Component Production Date”). Buyer has placed POs for the purchase [...***...] Component molds from Seller. Seller shall manufacture the blade molds to meet Buyer’s specifications and any Buyer approved deviations set forth on Appendix 5. The [...***...] Component molds shall be purchased at the prices set forth in Appendix 5 and shall be deemed to be included as Seller Provided Tooling. Seller warrants that the price of the [...***...] Component molds do not exceed the pricing for comparable molds (i.e., common tooling specification and covering the same scope of work) offered to other customers of Seller. If Buyer or any of its Affiliates requires additional [...***...] Component molds for [...***...] Components to be manufactured in North America beyond those set forth on Appendix 5, Buyer or it applicable Affiliate shall place POs for any and all such [...***...] Component molds with Seller, subject to Seller’s ability to comply with mutually agreed upon delivery schedule, and such additional [...***...] Component molds shall be sold at a discount equal to [...***...] of the price for the [...***...] Component molds set forth on Appendix 5. To the extent that an Affiliate places an Order for the molds, the molds shall be deemed to be Tooling under this Agreement. In such event, Seller’s obligations under Section 5 shall also apply to the Affiliate. [...***...].

(c) [...***...].

(d) Prior to serial production of the [...***...] Components and [...***...] Components Seller shall become a qualified supplier of [...***...] Components and [...***...] Component pursuant to Buyer’s qualification program plan (“QPP”) for each Component. The QPP includes, among other thing, static and edge fatigue testing of each Component. [...***...].

(e) Notwithstanding any conflicting provision in this Agreement, when Seller manufactures a [...***...] Component or [...***...] Component that successfully meets the first piece qualification standard under the QPP, [...***...].

[...***...]

(f) Seller agrees to move and store at its Storage Facility any Tooling for [...***...] Components that are not being used during the transition to [...***...] Components. [...***...].

(g) Buyer may at any time during the Term, request in writing Seller to manufacture [...***...] Components or [...***...] Components in a country that at the time of the request Seller does not have manufacturing capabilities (“Country Request”). Buyer’s County Request shall specify the anticipated volume and the date required for production to commence. In the event that Seller determines that it cannot comply with Buyer’s County Request Seller agrees that Seller or its applicable Seller Affiliates shall, provide a below market, low-cost license to Seller’s know-how and work instructions for such [...***...] Components or [...***...] Components to Buyer that may be sublicensed to a third party to manufacture such Components for Buyer in that country; [...***...]. Seller shall notify Buyer within [...***...] days of Buyer’s Country Request of its decision regarding such request; provided however, in the event that Seller determines to move forward with such request and subsequently decides otherwise the grant of the license shall come into effect.

(h) Buyer has provided Seller a functional specification in order to manufacture the Tooling for the [...***...] Components that Buyer has agreed to purchase under Section 19(b). All design drawings prepared by Seller for the Tooling for the [...***...] Components shall be owned by Buyer. If required, Seller shall execute assignments to effectuate that result. Seller shall deliver all such design drawings to Buyer on or before February 28, 2015.

(i) In order for the Seller to meet Buyer’s demand for [...***...] Components, Seller has agreed to invest an aggregate [...***...] ([...***...]) of Seller’s capital in the Production Facility and in capital equipment related to the production of the [...***...] Components as more fully described on Appendix 18. The total investment shall be made on or before December 31, 2016.”

(J) The definition of Planned Capacity in Appendix 1 of the Supply Agreement is hereby amended by deleting reference to “[...***...]” and replacing it with “[...***...]”.

(K) The definition of Production Facility in Appendix 1 of the Supply Agreement is hereby deleted in its entirety and replaced with the following:

“Production Facility” means the factory located in Newton, Iowa, or such other location in Iowa as Seller may determine, that is or shall be constructed and leased by Seller during the Term of the Agreement for the purpose of producing the Components. The specifications of the Production Facility are set forth in Appendix 7”

(L) Appendix 2 of the Supply Agreement is hereby amended by deleting it in its entirety and replacing it with a new Appendix 2 attached hereto as Exhibit 1 which is incorporated herein by reference.

(M) Appendix 4 of the Supply Agreement is hereby amended by deleting it in its entirety and replacing it with a new Appendix 4 attached hereto as Exhibit 2 which is incorporated by reference.

(N) Appendix 5 of the Supply Agreement is hereby amended by adding the Tooling and Buyer’s approved deviations to the specifications set forth on Exhibit 3 Tooling attached hereto which is incorporated herein by reference.

(O) Appendix 7 of the Supply Agreement is hereby amended by deleting it in its entirety and replacing it with a new Appendix 7 attached hereto as Exhibit 4 which is incorporated herein by reference.

(P) Appendix 8 of the Supply Agreement is hereby amended by deleting it in its entirety and replacing it with a new Appendix 8 attached hereto as Exhibit 5 which is incorporated herein by reference.

(Q) Appendix 11 of the Supply Agreement is hereby amended by deleting it in its entirety and replacing it with a new Appendix 11 attached hereto as Exhibit 6 which is incorporated herein by reference.

(P) The Supply Agreement is hereby amended by adding Appendices 17, 18 and 19 which are attached hereto as Exhibit 7, Exhibit 8 and Exhibit 9, each respectively, and are each incorporated herein by reference.

Section 3. Reference to and Effect on the Supply Agreement and the First and Second Amendments.

(A) On and after the Effective Date of this Fourth Amendment, each reference in the Supply Agreement to this “Agreement”, “hereunder”, “hereof, or words of like import referring to the Supply Agreement shall mean and be a reference to the Supply Agreement, as amended by this Fourth Amendment.

(B) The Supply Agreement, including all of the Parties’ obligations thereunder that arose prior to the Effective Date of this Fourth Amendment, are and shall continue to be in full force and effect, except as modified by the Fourth Amendment, are hereby in all respects ratified and confirmed.

Section 4. Governing Law. This Fourth Amendment shall be governed by New York law, excluding its conflict of laws rules. All disputes relating to this Third Amendment that cannot be resolved by negotiation shall be resolved by litigation in the state or federal courts of New York.

Section 5. Execution in Counterparts. This Fourth Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Fourth Amendment by facsimile or email shall be effective as delivery of a manually executed counterpart of this Fourth Amendment.

IN WITNESS WHEREOF, the Parties hereto have caused this Fourth Amendment to be executed by their respective authorized representatives as of the date written below but effective as of the Effective Date.

GENERAL ELECTRIC INTERNATIONAL, INC., acting through its GE Energy business		TPI IOWA LLC

[...***...]		[...***...]
[...***...]		[...***...]
Title:	[...***...]	Title:	[...***...]

Date:	January 30, 2015	Date:	January 29, 2015

Exhibit 1

Appendix 2

Description and Price

Description of Components

For purposes of this Agreement, the term Component shall refer to, as applicable: (i) the “[...***...] Component,” which shall mean the different [...***...] Components specified in the table below by part number and description ; (ii) the “[...***...] Component”, which shall mean the different [...***...] Components specified in the table below by part number and description and (iii) the “[...***...] Component,” which shall mean the different [...***...] Components specified in the table below by part number and description; in each case, as further described in the specifications previously delivered to the Seller which specifications may be changed by Buyer and agreed to by Seller from time to time. For avoidance doubt, when the term Component(s) is used in this Agreement in reference to the quantity ordered, price per Component, Buyer’s Annual Purchase Commitment and Seller’s Planned Capacity the number referred to means three blades per Component which is also referred to herein as “sets” or “Component sets”, unless other specified. The part number which is part of the description of the Component also includes Component sets but reference to a Component means one blade of those sets.

Component	GE Part #	Description
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]

Price Schedules

“Price Schedules” or “Price” means the prices for each Component set (unless otherwise expressly stated) as set forth in the Tables below for calendar years 2014 and 2015 and for calendar years 2016, 2017 and 2018, [...***...] for each Component and then multiplied by three to obtain the Component set price [...***...], and in all cases prior to the application of any sales, use, transfer value-added or similar taxes, for each Component.

The Tables below set forth (i) the Prices, (ii) Buyer’s [...***...] Annual Purchase Commitment in calendar year [...***...], [...***...] Annual Purchase Commitment in calendar years [...***...], and for the [...***...] Annual Purchase Commitment in calendar year [...***...], (iii) Seller’s Planned Capacity for calendar years [...***...], and (iv) any price additions for [...***...].

Table 1**.

[...***...]

[...***...].

[...***...]

The prices for a single [...***...] Component specified for calendar year 2015 is the “Baseline Price” for calendar year 2015.

[...***...].

[...***...].

[...***...]

[...***...]

Payment Terms

Notwithstanding anything to the contrary contained in this Agreement, including without limitation Section 2 of the GEE Purchase Terms, for calendar year 2015, Buyer intends, and shall be entitled, to take an early payment discount as shown below under “New Payment Terms.” [...***...]:

New Payment Terms

Buyer shall initiate payment on or before [...***...] days from the Payment Start Date (the “[...***...] Net Due Date”). An early payment discount of [...***...] of the gross invoice price shall be applied if Buyer initiates payment within [...***...] days of the Payment Start Date.

Prior Payment Terms

Buyer shall initiate payment on or before [...***...] days from the Payment Start Date (the “[...***...] Net Due Date”). An early payment discount of [...***...] of the gross invoice price shall be applied if Buyer initiates payment within [...***...] day period before the [...***...] Net Due Date that payment is initiated by Buyer.

Exhibit 2

Appendix 4

Premium Payable By Buyer Upon Termination For Convenience

Buyer will pay to Seller a termination for convenience fee in accordance with the following schedule:

Effective date of termination for convenience	Termination for convenience notice obligations:	Termination for convenience fee payable by Buyer:
On or after January 1, 2017 but before January 1, 2018	Notice must be received by Seller on or before August 31, 2016	$[...***...] payable in one lump sum on or before effective date of termination
On or after January 1, 2018	Notice must be received by Seller on or before June 30, 2017	$[...***...] payable in one lump sum on or before effective date of termination

Exhibit 3

Appendix 5

[...***...] Component Mold Additions

[...***...]

[...***...]

[...***...]

[...***...]

[PAGES 15-17 OF AMENDMENT 4 HAVE BEEN REDACTED]

[...***...]

[...***...]

Exhibit 4

Appendix 7

PRODUCTION FACILITY SPECIFICATIONS

•	[...***...] production lines or equivalent

•	Approximately [...***...] square feet of manufacturing and office space

•	Capable of producing blades at the Planned Capacity level

•	Will accommodate the production of wind turbine blades of [...***...] meters in length.

Exhibit 5

Appendix 8

STORAGE FACILITY SPECIFICATIONS

•	Sufficient in size to store [...***...] wind turbine blades each [...***...] meters in length or their equivalent

•	Storage site is contiguous with the Production Facility

•	Appropriately secured

•	Serviceable by truck

•	Site graded and compacted for year around storage

Exhibit 6

Appendix 11

Each applicable QPP for Components produced under this Agreement, and any revisions thereto, shall be mutually agreed upon by Buyer and Seller and submitted to GE Sourcing Quality as promptly as practicable in advance of Seller’s contemplated production of such Components.

Exhibit 7

Appendix 17

[...***...]

[...***...]

Exhibit 8

Appendix 18

Seller Investment Schedule

[...***...]

Appendix 19

[...***...]

[...***...]

[PAGES 23-25 OF AMENDMENT 4 HAVE BEEN REDACTED]

[...***...]

[...***...]